                                                                   EXHIBIT 10.43


                                                                       W&S DRAFT
                                                                         9/28/98



Prepared by and upon recording return to:

John R. Grier, Esq.
Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601



                                  MASTER LEASE

                         dated as of September 28, 1998

                                     between

                            WILMINGTON TRUST COMPANY,

                         not in its individual capacity,
                          but solely as Owner Trustee,
                                  as the Lessor

                                       and

                                PEOPLESOFT, INC.,
                                  as the Lessee



                      PeopleSoft Hacienda II Lease Facility




 This Lease has been executed in counterparts. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by ABN AMRO Bank N.V., as Indenture Trustee on the signature page hereof.

                                TABLE OF CONTENTS


                                                                              PAGE
ARTICLE I                                                                       1
        1.1.   Definitions; Interpretation                                      1

ARTICLE II                                                                      1
        2.1.   Acceptance and Lease of Property                                 1
        2.2.   Acceptance Procedure                                             2
        2.3.   Lease Term                                                       2
        2.4.   Title                                                            2

ARTICLE III                                                                     3
        3.1.   Rent                                                             3
        3.2.   Payment of Basic Rent                                            3
        3.3.   Supplemental Rent                                                3
        3.4.   Method of Payment                                                4

ARTICLE IV                                                                      4
        4.1.   Utility Charges                                                  4

ARTICLE V                                                                       4
        5.1.   Quiet Enjoyment                                                  4

ARTICLE VI                                                                      5
        6.1.   Net Lease                                                        5
        6.2.   No Termination or Abatement                                      6

ARTICLE VII                                                                     6
        7.1.   Ownership of the Property                                        6

ARTICLE VIII                                                                    8
        8.1.   Condition of the Property                                        8
        8.2.   Possession and Use of the Property                               8

ARTICLE IX                                                                      9
        9.1.   Compliance with Requirements of Law and Insurance Requirements   9

ARTICLE X                                                                       9
        10.1.  Maintenance and Repair; Return                                   9

ARTICLE XI                                                                     10
        11.1.  Modifications, Substitutions and Replacements                   10

ARTICLE XII                                                                    10

        12.1.  Warranty of Title                                                10
        12.2.  Grants and Releases of Easements                                 11
        12.3.  Actions Required of the Lessor                                   12
        12.4.  Further Actions By the Lessee                                    12

ARTICLE XIII                                                                    13
        13.1.  Permitted Contests Other Than in Respect of Indemnities          13

ARTICLE XIV                                                                     13
        14.1.  Coverage                                                         13
        14.2.  Public Liability and Workers' Compensation Insurance             13
        14.3.  Hazard and Other Insurance                                       14
        14.4.  Terms                                                            15

ARTICLE XV                                                                      16
        15.1.  Casualty and Condemnation                                        16
        15.2.  Environmental Matters                                            18
        15.3.  Notice of Environmental Matters                                  18

ARTICLE XVI                                                                     19
        16.1.  Termination by the Lessee upon Certain Events                    19
        16.2.  Procedures                                                       19
        16.3.  Termination by the Lessor upon Certain Events                    20
        16.4.  Purchase of Property                                             20

ARTICLE XVII                                                                    20
        17.1.  Lease Events of Default                                          20
        17.2.  Remedies                                                         23
        17.3.  Waiver of Certain Rights                                         28
        17.4.  Power of Sale and Foreclosure                                    28
        17.5.  Remedies Cumulative                                              31
        17.6.  Lessee's Right to Cure                                           31

ARTICLE XVIII                                                                   31
        18.1.  The Lessor's Right to Cure the Lessee's Lease
               Events of Default                                                31

ARTICLE XIX                                                                     32
        19.1.  Provisions Relating to the Lessee's Termination of this
               Lease or Exercise of Purchase Option or Obligation and
               Conveyance Upon Remarketing and Conveyance Upon Certain
               Other Events                                                     32

ARTICLE XX                                                                      33
        20.1.  Purchase Option                                                  33
        20.2.  Expiration Date Purchase Obligation                              33
        20.3.  Acceleration of Purchase Obligation                              34

ARTICLE XXI                                                                     34
        21.1.  Renewal                                                          34

ARTICLE XXII                                                                    35
        22.1.  Option to Remarket                                               35
        22.2.  Certain Obligations Continue                                     38
        22.3.  Support Obligations                                              38

ARTICLE XXIII                                                                   39
        23.1.  Holding Over                                                     39

ARTICLE XXIV                                                                    39
        24.1.  Risk of Loss                                                     39

ARTICLE XXV                                                                     40
        25.1.  Subletting and Assignment                                        40

ARTICLE XXVI                                                                    40
        26.1.  Estoppel Certificates                                            40

ARTICLE XXVII                                                                   41
        27.1.  Right to Inspect                                                 41
        27.2.  No Waiver                                                        41

ARTICLE XXVIII                                                                  41
        28.1.  Acceptance of Surrender                                          41

ARTICLE XXIX                                                                    42
        29.1.  No Merger of Title                                               42

ARTICLE XXX                                                                     42
        30.1.  Notices                                                          42

ARTICLE XXXI                                                                    44
        31.1.  Miscellaneous                                                    44
        31.2.  Amendments and Modifications                                     44
        31.3.  Successors and Assigns                                           44
        31.4.  Headings and Table of Contents                                   44
        31.5.  Counterparts                                                     44
        31.6.  GOVERNING LAW                                                    44
        31.7.  Limitations on Recourse                                          44
        31.8.  Original Lease                                                   45
        31.9.  Usury Savings Clause                                             45

ARTICLE XXXII                                                                   45
        32.1.  Ground Lease                                                     45

                                   APPENDICES


APPENDIX I            Definitions and Interpretation


                                    EXHIBITS

EXHIBIT A             Form of Lease Supplement
EXHIBIT B             Form of Equipment Schedule

                                    SCHEDULES

SCHEDULE 1            Data Center Purchase Price

SCHEDULE 14.3         Minimum Insurance Requirements



                                  MASTER LEASE

               THIS MASTER LEASE (including all Lease Supplements and Equipment Schedules from time to time executed and delivered, this "Lease"), dated as of September 28, 1998, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, having its principal office at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890, not in its individual capacity, but solely as Owner Trustee, as the lessor (the "Lessor"), and PEOPLESOFT, INC., a Delaware corporation, having a principal office at 4305 Hacienda Drive, Pleasanton, California 94588, as the lessee (the "Lessee").


                              W I T N E S S E T H:


        A. WHEREAS, the Owner Trustee, in its capacity as Lessor, will ground lease the Ground Lease Interest from the Ground Lessor on the Ground Lease Interest Acquisition Date;

        B. WHEREAS, the Lessor desires to sublease to the Lessee, and the Lessee desires to sublease from the Lessor, the Ground Lease Interest; and

        C. WHEREAS, with respect to the Ground Lease Interest the Lessee, as Construction Agent, will construct certain Improvements which as constructed will be the property of the Lessor and will be leased to Lessee subject to the terms of this Lease;

        NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

        1.1. Definitions; Interpretation. Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in Appendix 1 to this Lease; and the rules of interpretation set forth in Appendix 1 to this Lease shall apply to this Lease.


                                   ARTICLE II

        2.1. Acceptance and Lease of Property. Effective as of the Closing Date, the Lessor, subject to the satisfaction or waiver of the conditions set forth in
Section 6 of the Participation Agreement, hereby agrees to lease the Ground Lease Interest from the Ground Lessor on the Ground Lease Interest Acquisition Date pursuant to the terms of the Participation Agreement, and simultaneously to sublease to the Lessee hereunder for the Term (as defined in Section 2.3), the Lessor's interest in such Ground Lease Interest and the Lessor's interest in any Improvements existing thereon, and to lease to the Lessee any Improvements which thereafter may be constructed thereon and any Equipment, if any, which may be purchased for use in connection therewith pursuant to the Construction Agency Agreement, this Lease or the Participation Agreement, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to sublease commencing on the Ground Lease Interest Acquisition Date from the Lessor for the Term, the Lessor's interest in such Ground Lease Interest to be leased by the Lessor from the Ground Lessor on such Ground Lease Interest Acquisition Date and any Improvements existing thereon and to lease any Improvements which thereafter may be constructed thereon and such Equipment pursuant to the Construction Agency Agreement, this Lease or the Participation Agreement. As used in this Lease, the term "Property" shall have the meaning given to such term in Appendix 1 hereto, and shall also include, without limitation, the right to use and enjoy (and, to the extent the following consist of contract rights, to enforce) any interests or rights of Lessor in, to or under the following, now existing or hereafter arising: any and all Permitted Exceptions (including the Development Contracts), and any other general intangibles, permits, licenses, franchises, certificates, and other rights and privileges related to the Ground Lease Interest or the underlying real property and the Property.

        2.2. Acceptance Procedure. (a) The Lessor hereby authorizes one or more employees of the Lessee, to be designated by the Lessee, as the authorized representative or representatives of the Lessor to accept delivery on behalf of the Lessor of the Property identified on the Acquisition Request or an Equipment Schedule.

        (b) The Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by the Lessee on the Ground Lease Interest Acquisition Date of a Lease Supplement in the form of Exhibit A hereto (appropriately completed) shall, without further act, constitute the irrevocable acceptance by the Lessee of the Property which is the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that the Property (including the Improvements constructed thereon) shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of the Ground Lease Interest Acquisition Date.

        (c) The Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by the Lessee of an Equipment Schedule in the form of Exhibit B hereto (appropriately completed) on or prior to the applicable Funding Date with respect to the acquisition of Equipment shall, without further act, constitute the irrevocable acceptance of the Equipment which is the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that the Equipment shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of such Funding Date.

        2.3. Lease Term. The term of this Lease (the "Term") shall begin on the Closing Date and shall end on the fifth anniversary of the Closing Date, unless the Term is renewed or earlier terminated in accordance with the provisions of this Lease.

        2.4. Title. The Ground Lease Interest is subleased, and the other Property is leased, as applicable, to the Lessee without any representation or warranty of title, condition of the Improvements or permitted uses, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, the Permitted Exceptions), the terms of the Ground Lease and all applicable Requirements of Law. The Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to the Property, other than for any such defect or exception constituting a Lessor Lien. The Lessee expressly waives and releases the Lessor from any common law or statutory covenant of quiet enjoyment.


                                   ARTICLE III

        3.1. Rent. (a) During the Term, the Lessee shall pay Basic Rent on each Payment Date, on the date required under Section 22.1(i) in connection with the Lessee's exercise of the Remarketing Option and on any date on which this Lease shall terminate. The Lessor shall provide the Lessee with not less than five (5) days' notice of the amount of Basic Rent due on any Scheduled Payment Date.

        (b) Basic Rent shall be due and payable (i) during the Construction Period, in the manner set forth in Section 3.9 of the Participation Agreement and (ii) thereafter, in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor to such account or accounts at such bank or banks or to the Indenture Trustee or in such other manner as the Indenture Trustee shall from time to time direct.

        (c) Neither the Lessee's inability or failure to take possession of all or any portion of the Property when delivered by the Lessor, nor the Lessor's inability or failure to deliver all or any portion of the Property to the Lessee on or before the Ground Lease Interest Acquisition Date or the applicable Funding Date, whether or not attributable to any act or omission of the Lessee or any act or omission of the Lessor, or for any other reason whatsoever, shall delay or otherwise affect the Lessee's obligation to pay Rent for the Property from and after commencement of the Term.

        3.2. Payment of Basic Rent. Basic Rent shall be paid absolutely net to the Lessor, so that this Lease shall yield to the Lessor the full amount thereof, without setoff, deduction or reduction, whether or not the Lessee's quiet possession of the Property is disturbed.

        3.3. Supplemental Rent. The Lessee shall pay to the Lessor or the Person entitled thereto any and all Supplemental Rent (including, without limitation, Ground Rent) promptly as the same shall become due and payable, provided that except for any payments of Asset Termination Value, Purchase Option Price, Residual Value Guarantee Amount or any other amount due and payable on the Expiration Date or Termination Date, the Lessor shall provide the Lessee with not less than three (3) Business Days' notice of any Supplemental Rent due and payable by the Lessee. If the Lessee fails to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. The Lessee shall pay to the Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by Applicable Law, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of the Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

        3.4. Method of Payment. Each payment of Rent shall be made by the Lessee to the Indenture Trustee by 12:00 noon, San Francisco time at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day or as otherwise required by the definition of the term "Interest Period" set forth in Appendix 1 hereto. Payments initiated after 12:00 noon, San Francisco time shall be deemed received on the next succeeding Business Day.


                                   ARTICLE IV

        4.1. Utility Charges. The Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Property during the Term. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee. All charges for utilities imposed with respect to the Property for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between the Lessor and the Lessee, and each party shall pay or reimburse the other for each party's pro rata share thereof, except that if the Lessee retains possession of the Property after termination or expiration of this Lease, no such adjustment and proration shall be made.


                                    ARTICLE V

        5.1. Quiet Enjoyment. LESSEE SPECIFICALLY DISCLAIMS ANY WARRANTY OF QUIET ENJOYMENT FOR ANY ACTION BY ANY PARTY, other than the obligations of the Lessor to remove Lessor Liens.


                                   ARTICLE VI

        6.1. Net Lease. This Lease shall constitute a net lease. It is the further express intent of Lessor and Lessee that the obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and that the Basic Rent and Supplemental Rent, and all other charges and sums payable by Lessee hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Property or any part thereof, or the failure of the Property to comply with all Requirements of Law, including any inability to occupy or use the Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Property or any part thereof including eviction; (iv) any defect in title to or rights to the Property or any Lien on such title or rights or on the Property (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor, the Indenture Trustee or any Participant; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor, the Indenture Trustee, any Participant, or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, the Lessor, the Indenture Trustee, any Participant or any other Person, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor, any vendor, manufacturer, contractor of or for the Property, the Indenture Trustee or any Participant; (viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease or against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by the Lessee, the Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; (xii) any restriction, prevention or curtailment of or interference with the construction on or any use of the Property or any part thereof; (xiii) any cause or circumstance arising with respect to or out of the Ground Lease; or (xiv) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Documents and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

        6.2. No Termination or Abatement. The Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor, the Indenture Trustee or any Participant, or any action with respect to this Lease or any Operative Document which may be taken by any trustee, receiver or liquidator of the Lessor, the Indenture Trustee or any Participant or by any court with respect to the Lessor, the Indenture Trustee or any Participant. The Lessee hereby waives all right (i) to terminate or surrender this Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense (other than the defense of payment) with respect to any Rent. The Lessee shall remain obligated under this Lease in accordance with its terms and the Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Lease.

                                   ARTICLE VII

        7.1. Ownership of the Property. (a) It is the intent of the parties hereto that: (i) this Lease constitutes an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, for purposes of Lessee's financial reporting, and (ii) for purposes of federal, state, and local income or franchise taxes and for any other tax imposed on or measured by income, the transaction contemplated hereby is a financing arrangement and preserves ownership in the Property in the Lessee. Accordingly, and notwithstanding any provision of this lease to the contrary, the parties hereto agree and declare that: (i) the transactions contemplated by the Lease are intended to have a dual, rather than single, form; and (ii) all references in this Lease to the "lease" of the Property which fail to reference such duel form do so as a matter of convenience only and do not reflect the intent of parties hereto as to the true form of such arrangements. Nevertheless, the Lessee acknowledges and agrees that neither the Indenture Trustee, the Lessor nor any Participant has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

        (b) Anything to the contrary in the Operative Documents notwithstanding, the Lessor and the Lessee intend and agree that with respect to the nature of the transactions evidenced by this Lease in the context of the exercise of remedies under the Operative Documents, including, without limitation, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, the Lessor, or any Participant or any enforcement or collection actions, (i) the transactions evidenced by this Lease are loans made by the Lessor and the Participants as unrelated third party lenders to the Lessee secured by the Property, (ii) the obligations of the Lessee under this Lease to pay Basic Rent and Supplemental Rent or Asset Termination Value in connection with a purchase of the Property pursuant to this Lease shall be treated as payments of interest on and principal of, respectively, loans from the Lessor and the Participants to the Lessee, and (iii) this Lease grants a security interest and mortgage or deed of trust or lien, as the case may be, in the Property to the Lessor and the Participants secure the Lessee's performance under and payment of all amounts under this Lease and the other Operative Documents.

        (c) Specifically, without limiting the generality of subsection (b) of this Section 7.1, the Lessor and the Lessee further intend and agree that, for the purpose of securing the Lessee's obligations for the repayment of the above-described loans from the Lessor and the Participants to the Lessee, (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code (and specifically, a construction mortgage, as said term is defined in Section 9-313(1)(c) of the Uniform Commercial Code) and a real property mortgage or deed of trust; (ii) the conveyance provided for in Article II shall be deemed to be a grant by the Lessee to the Lessor and the Participants of a mortgage lien and security interest in all of the Lessee's right, title and interest in and to the Property and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property (it being understood that Lessee hereby mortgages and warrants and grants a security interest in the Property to Lessor and the Participants to secure such loans); (iii) the possession by the Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Law. The Lessor and the Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Property in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under Applicable Law and will be maintained as such throughout the Term.

        (d) Specifically, without limiting the generality of subsection (a), (b) and (c) of this Section 7.1, the parties hereto intend and agree that, for purposes of filing federal, state and local returns, reports and other statements relating to income or franchise taxes, or any other taxes imposed upon or measured by income, (i) the Lessee shall be entitled to take any deduction, credit, allowance or other reporting position consistent with its status as owner of the Property; and (ii) neither the Lessor nor any Participant shall take an initial position on its federal, state and local returns, reports and other statements relating to income or franchise taxes that is inconsistent with the Lessee's status as owner of the Property.

        (e) If the transaction evidenced by this Agreement and the other Operative Documents can no longer be treated as an operating lease pursuant to GAAP for accounting purposes, all provisions in the Operative Documents limiting the Lessee's obligation to pay the Lease Balance or Asset Termination Value (including the Remarketing Option) on the Expiration Date shall no longer apply. If any such change in accounting treatment shall occur, the Lessee shall enter into such amendments to the Operative Documents as the Lessor or the Required Participants may reasonably request to reflect the foregoing.


                                  ARTICLE VIII

        8.1. Condition of the Property. THE LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH THE LESSOR WILL HOLD LEASEHOLD OR FEE TITLE TO THE PROPERTY, AS APPLICABLE, THE LESSEE IS SOLELY

RESPONSIBLE FOR THE IMPROVEMENTS AND ANY ALTERATIONS OR MODIFICATIONS. THE LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR, THE BANK, THE INDENTURE TRUSTEE OR ANY PARTICIPANT AND IN EACH CASE SUBJECT TO
(A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF. NEITHER THE LESSOR, THE BANK, THE INDENTURE TRUSTEE NOR ANY PARTICIPANT HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (INCLUDING BUT NOT LIMITED TO ANY IMPLIED LIABILITY RELATING TO A COVENANT OF QUIET ENJOYMENT, WHICH THE LESSEE HEREBY EXPRESSLY WAIVES), VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NEITHER THE LESSOR, THE BANK, THE INDENTURE TRUSTEE NOR ANY PARTICIPANT SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW.

        8.2. Possession and Use of the Property. The Property shall only be used in a manner consistent with all Requirements of Law, other properties located within the Hacienda Business Park, and any covenants, conditions and restrictions of record and any ordinance or law affecting the use and occupancy of the Property; and provided that such uses do not increase the liability, directly or indirectly, of the Lessor or adversely affect the value, utility or remaining useful life of the Property. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property as contemplated by this Lease and the Construction Agency Agreement. The Lessee shall not commit or permit any waste of the Property or any part thereof.


                                   ARTICLE IX

        9.1. Compliance with Requirements of Law and Insurance Requirements. Subject to the terms of Article XIII relating to permitted contests, the Lessee, at its sole cost and expense, shall (a) comply with all Requirements of Law (including all Environmental Laws) and comply with all Insurance Requirements relating to the Property, including the construction, use, operation, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article XXII, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Improvements.


                                    ARTICLE X

        10.1. Maintenance and Repair; Return. (a) The Lessee, at its sole cost and expense, shall maintain the Property in good working order, mechanical condition and repair and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Requirements of Law and Insurance Requirements and on a basis consistent with the operation and maintenance of commercial properties comparable in type and location to the Property and in compliance with prudent industry practice.

        (b) The Lessor shall under no circumstances be required to build any improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease (except for Advances required under the Participation Agreement) or maintain the Property in any way. The Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and the Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of the Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

        (c) The Lessee shall, upon the expiration or earlier termination of this Lease, vacate and surrender the Property to the Lessor in its then-current, "AS IS" condition, subject to the Lessee's obligations under Sections 9.1, 10.1(a), 11.1, 12.1, 15.1(e), 15.2, 22.1 and 23.1.

        (d) The Lessee warrants that, subject to delays to the extent permitted under the terms of the Construction Agency Agreement, it shall cause the Improvements currently under construction or currently planned to be constructed on the Property to be designed and constructed in a workmanlike manner and in accordance with all Requirements of Law, prior to the Outside Completion Date so that, prior to such date, such Improvements will be fit for their intended purpose.


                                   ARTICLE XI

        11.1. Modifications, Substitutions and Replacements. (a) After Completion of the Improvements, the Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided that: (i) no Modification shall impair the value, utility or useful life of the Property or any part thereof from that which existed immediately prior to such Modification; (ii) the Modification shall be done expeditiously and in a good and workmanlike manner; (iii) the Lessee shall comply with all Requirements of Law (including all Environmental Laws) and comply with all Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of the Property shall not be adversely affected; (iv) subject to the terms of Article XIII relating to permitted contests, the Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Modification; and (v) such Modifications shall comply with Sections 8.2 and 10.1. All Modifications (other than those that both are not Modifications required to be made pursuant to a Requirement of Law or an Insurance Requirement ("Required Modification") and are readily removable without impairing the value, utility or remaining useful life of the Property) shall remain part of the realty and shall be subject to this Lease, and title thereto shall immediately vest in the Lessor. So long as no Lease Event of Default has occurred and is continuing, the Lessee may place upon the Property any trade fixtures, machinery, equipment or other property belonging to the Lessee or third parties and may remove the same at any time during the Term, subject, however, to the terms of Section 10.1(a); provided that such trade fixtures, machinery, equipment or other property do not impair the value, utility or remaining useful life of the Property; provided, further, that the Lessee shall keep and maintain at the Property and shall not remove from the Property any Fixtures or Equipment financed or otherwise paid for (directly or indirectly) by the Lessor or any Participant pursuant to the Participation Agreement, unless it replaces such Fixtures or Equipment with Fixtures or Equipment of equal or greater value, as evidenced by an appraisal, invoice or other documentation satisfactory to the Lessor, not subject to any Liens other than Permitted Liens.

        (b) The Lessee shall deliver to the Lessor and the Indenture Trustee a brief written narrative of the work to be done in connection with any Modification to the Property the cost of which is anticipated to exceed $500,000 in the aggregate.


                                   ARTICLE XII

        12.1. Warranty of Title. (a) The Lessee agrees that except as otherwise provided herein and subject to the terms of Article XIII relating to permitted contests, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon the Property (or the Lessor's interest therein) or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Indenture Trustee pursuant to the Participation Agreement or the other Operative Documents, other than Permitted Exceptions and Lessor Liens.

        (b) Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER THE LESSOR, THE BANK, ANY PARTICIPANT NOR THE INDENTURE TRUSTEE IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR IN AND TO THE PROPERTY.

        12.2. Grants and Releases of Easements. Provided that no Lease Event of Default shall have occurred and be continuing and subject to the provisions of Articles VIII, IX, X and XI, the Lessor hereby consents in each instance to the following actions by the Lessee (provided, that the same are permitted by the Ground Lease), in the name and stead of the Lessor, but at the Lessee's sole cost and expense: (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the completion of construction of the Improvements, use, repair, operation or maintenance of the Property as herein provided; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of the Property; (c) the execution of petitions to have the Property annexed to any municipal corporation or utility district; (d) the execution of amendments to any covenants and restrictions affecting the Property; and (e) the Lessee's obtaining all necessary Governmental Actions necessary for completion of the construction of the Improvements described in the Participation Agreement or the making of any Modifications; provided, however, in each case the Lessee shall have delivered to the Lessor a Responsible Officer's Certificate stating that (i) such grant, release, dedication or transfer does not materially impair the value, utility and remaining useful life of the Property, (ii) such grant, release, dedication or transfer is reasonably necessary in connection with the completion of construction of the Improvements, use, operation maintenance, alteration or improvement of the Property, (iii) the Lessee shall remain obligated under this Lease and under any instrument executed by the Lessee consenting to the assignment of the Lessor's interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication or transfer, had not been effected, (iv) the Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication or transfer, and (v) such easements, rights-of-way and other rights shall be subordinate and subject to the Lien of the Mortgage and the Indenture. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, the Lessor shall, upon the request of the Lessee, and at the Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication or transfer to any Person permitted under this
Section 12.2.

        12.3. Actions Required of the Lessor. So long as no Lease Event of Default shall have occurred and be continuing, the Lessor shall, at no cost or expense to the Lessor, cooperate with the Lessee in connection with actions contemplated in clauses (a) through (e) of Section 12.2, and under Article XI above, including execution of documents and taking such other action required by the Permitted Exceptions or by Applicable Laws; provided, that (i) such actions shall be limited to actions that can only be taken by the Lessor as the owner or ground lessee of the Property, as opposed to any action that can be taken by the Lessee or any third party (and the payment of any monetary obligation shall not be an action required of the Lessor under this subparagraph unless the Lessor shall first have received funds from the Lessee, in excess of any other amounts due from the Lessee hereunder, sufficient to pay such monetary obligations),
(ii) the Lessee requests the action to be taken by the Lessor (which request must be specific and in writing, if required by Lessor at the time the request is made), and (iii) the action to be taken will not constitute a violation of any Applicable Laws or subject the Lessor to any liability whatsoever, unless such liability is covered by the indemnification obligations under Section 13.1 of the Participation Agreement.

        12.4. Further Actions By the Lessee. Subject to the other terms and conditions of this Lease and the Ground Lease, the Lessee shall be entitled to do any of the following in the Lessee's own name and to the exclusion of the Lessor during the Term without any notice to or consent of the Lessor so long as no Lease Event of Default has occurred and is continuing and so long as the Lessee does not thereby create any encumbrance or cloud on the Lessor's title to the Property (other than a Permitted Exception):

               (a) to perform obligations arising under and to exercise and enforce the rights of the Lessee or the owner of the Property under the Development Contracts and other Permitted Exceptions;

               (b) to perform obligations arising under and to exercise and enforce the rights of the Lessee or the owner of the Property with respect to any other contracts or documents (such as plans and specifications) included within the Property; and

               (c) to recover and retain any monetary damages or other benefit inuring to the Lessee or the owner of the Property through the enforcement of any rights, contracts or other documents included within the Property (including without limitation the Development Contracts and other Permitted Encumbrances and any ordinances, regulations and laws);

provided, that to the extent any such monetary damages may become payable as compensation for an adverse impact on value of the Property, the rights of Lessor and Lessee hereunder with respect to the collection and application of such monetary damages shall be the same as for condemnation proceeds payable because of a taking of all or any part of the Property. Without limiting the generality of the foregoing, subject to the terms of the Ground Lease, the Lessee shall be entitled to any and all refunds received by the Lessor with respect to any assessment bonds or assessment districts applicable to the Property for such periods or portions thereof ending on the earlier of the Termination Date or the Expiration Date or other date of termination of this Lease unless the Lessee has purchased the Property, in which event the Lessee shall be entitled to all such refunds regardless of the period to which they are applicable.


                                  ARTICLE XIII

        13.1. Permitted Contests Other Than in Respect of Indemnities. Except to the extent otherwise provided for in Section 13 of the Participation Agreement, the Lessee, on its own or on the Lessor's behalf but at the Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Requirement of Law, or utility charges payable pursuant to Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment, and the Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, the Property, the Collateral, the Lessor, the Indenture Trustee and the Participants or the Lessee shall have bonded or otherwise secured such amount in a manner satisfactory to the Lessor and the Indenture Trustee; (b) there shall be no risk of the imposition of a Lien (other than Permitted Exceptions) on the Property or the Collateral and no part of the Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on the Lessor, the Indenture Trustee or any Participant for failure to comply therewith (unless, in the case of civil liability, the Lessee shall have bonded or otherwise secured such amount in a manner satisfactory to the Lessor and the Indenture Trustee); and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the end of the Term, then the Lessee shall deliver to the Lessor a Responsible Officer's Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section 13.1. The Lessor, at the Lessee's sole cost and expense, shall execute and deliver to the Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by the Lessee, shall join as a party therein at the Lessee's sole cost and expense.


                                   ARTICLE XIV

        14.1. Coverage. During the Construction Period, the Lessee shall arrange for insurance as agent for the Lessor and the incremental cost of such insurance shall be capitalized as a project cost. After the Construction Period, the Lessee, at its sole cost and expense, shall at all times carry and maintain insurance coverage. Such insurance, both during and after the Construction Period, shall provide for coverage as specified in Sections 14.2 through 14.4 hereof.

        14.2. Public Liability and Workers' Compensation Insurance. The Lessee shall procure and carry commercial general liability insurance, including contractual liability, for claims for injuries or death sustained by persons or damage to property while on the Property and such other commercial general liability coverages as are ordinarily procured by Persons who own or operate similar properties and consistent with prudent business practice, which policies shall include contractual liability endorsements covering the Lessee's indemnification obligations in Section 13.1 of the Participation Agreement. Such insurance shall be on terms and in amounts (which shall be acceptable to the Lessor and in the event of liability insurance shall be maintained at a level set forth on Schedule 14.3 that are no less favorable than insurance maintained by the Lessee with respect to similar properties that it owns and that are in accordance with prudent business practice and may be provided under blanket policies maintained by or on behalf of the Lessee. The policy shall be endorsed to name the Lessor, the Bank, the Indenture Trustee and each Participant as additional insureds. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Lessor, the Bank, the Indenture Trustee or the Participants may have in force. The Lessee shall, in the construction of the Improvements and the operation of the Property (including in connection with any Modifications thereof) comply with the applicable workers' compensation laws and protect the Lessor, the Bank, the Indenture Trustee and the Participants against any liability under such laws.

        14.3. Hazard and Other Insurance. The Lessee shall keep, or cause to be kept, the Property insured against loss or damage by fire, flood, earthquakes, and other risks in an amount not less than the greater of the amount set forth on Schedule 14.3 and the then current replacement cost of the buildings and improvements on the Property and on terms that are no less favorable than insurance covering other similar properties owned or leased by the Lessee or any of its Affiliates and that are in accordance with prudent business practice; provided that the Lessee shall be required to maintain earthquake coverage only if commercially reasonably available and, if obtained, in a minimum amount equal to 100% of the probable maximum loss with respect to the Property as demonstrated by a professional engineer qualified to make such a determination selected by the Lessee as reasonably approved by the Lessor and the Indenture Trustee. Earthquake insurance shall be deemed to be commercially reasonably available if it is offered by more than one insurance carrier. The Lessee may provide such coverage under blanket policies maintained by the Lessee; provided that if the Lessee does not elect to terminate the Lease pursuant to Article XVI hereof following the occurrence of an event covered by any such blanket policy, the proceeds of any such blanket policy shall be applied (i) first, to the exclusion of other facilities covered by such policy other than the Initial Property, to the repair, rebuilding and restoration of any damage to the Property and the Initial Property covered by such policy on a pro rata basis, if so required in order to complete such repair, rebuilding or restoration, up to the lesser of (A) the extent of the loss suffered and (B) $23,000,000 per occurrence, and (ii) second, if the loss suffered is in excess of $23,000,000 per occurrence, any such proceeds in excess of $23,000,000 per occurrence shall be shared between the loss payees under this Lease and the lease referred to in the Initial Participation Agreement, on the one hand, and other parties having an insured interest with respect to such event covered by such policy, on the other hand, based on the proportion that the loss suffered with respect to the Property and the Initial Property, on the one hand, bears to the aggregate loss suffered by the Property, the Initial Property and all other properties insured by such policy, on the other hand. During the construction of any Improvements the Lessee shall also maintain builders' risk insurance. Each policy of insurance maintained by the Lessee pursuant to this Section 14.3 shall provide that all insurance proceeds in respect of any loss or occurrence shall be paid to and adjusted solely by Indenture Trustee (at the Lessee's expense) during the Construction Period, and thereafter, by (and such proceeds shall be paid to) the Lessee, except (i) insurance proceeds in excess of $5,000,000 shall be paid to the Indenture Trustee and applied to the repair, rebuilding or restoration of the Property in accordance with Article XV and (ii) from and after the date on which the insurer receives written notice from the Lessor or the Indenture Trustee that a Lease Event of Default exists (and unless and until such insurer receives written notice from the Lessor or the Indenture Trustee that all Lease Events of Default have been cured), all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, the Indenture Trustee (or the Lessor if the Notes have been fully paid) for application pursuant to Article XV.

        14.4. Terms. (a) The Lessee shall furnish the Lessor and the Indenture Trustee with certified copies of the insurance policies showing the insurance required under Sections 14.2 and 14.3 to be in effect and naming the Lessor, the Bank, the Indenture Trustee and each Participant as additional insureds and, with respect to the insurance required under Section 14.3, loss payees, and showing the mortgagee endorsement required by Section 14.4(c). All such insurance shall be at the cost and expense of the Lessee. Such policies shall include a provision for advance written notice by the insurer to the Lessor, the Indenture Trustee and the Lessee of ten (10) days in the event of cancellation of such coverage for non-payment of premiums or thirty (30) days in the event of cancellation of such insurance for any other reason.

        (b) The Lessee agrees that the insurance policy or policies required by Sections 14.2 and 14.3 shall include (i) an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should the Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy, and that the insurance in favor of the Lessor, the Bank, the Indenture Trustee and the Participants, and their respective rights under and interests in said policies shall not be invalidated or reduced by any act or omission or negligence of the Lessee or any other Person having any interest in the Property, and (ii) a so-called "Waiver of Subrogation Clause". The Lessee hereby waives any and all such rights against the Lessor, the Bank, the Indenture Trustee and the Participants to the extent of payments made under such policies.

        (c) All such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies; provided that the Lessee may self insure such coverage through its domestic insurance captive subsidiary.

Any third-party insurance company selected by the Lessee which is rated in Best's Key Rating Guide or any successor thereto (or if there be none, an organization having a similar national reputation) shall have a general policyholder rating of "A" and a financial rating of at least VII in Best's Key Rating Guide or be otherwise acceptable to the Lessor, the Indenture Trustee and the Required Participants. All insurance policies required by Section 14.3 shall include a standard form mortgagee endorsement in favor of the Indenture Trustee.

        (d) The Lessor shall not carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this
Article XIV except that the Lessor may carry separate liability insurance (at its sole cost) so long as (i) the Lessee's insurance is designated as primary and in no event excess or contributory to any insurance the Lessor may have in force which would apply to a loss covered under the Lessee's policy and (ii) each such insurance policy will not cause the Lessee's insurance required under this Article XIV to be subject to a coinsurance exception of any kind.

        (e) The Lessee shall pay as they become due all premiums for the insurance required by Section 14.2 and Section 14.3, and shall renew or replace each policy prior to the expiration date thereof. Throughout the Term, at the time each of the Lessee's insurance policies is renewed (but in no event less frequently than once each year), the Lessee shall deliver to the Lessor and the Indenture Trustee certified copies of the insurance policies required by this
Article XIV to be maintained by the Lessee with respect to the Property.

        (f) The Lessee hereby waives, releases and discharges the Lessor, the Indenture Trustee and each Participant and their agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Article XIV notwithstanding that such loss, claim, expense or damage may have been caused by the Lessor, the Indenture Trustee or any Participant or any of their agents or employees, and the Lessee agrees to look to the insurance coverage only in the event of such loss.


                                   ARTICLE XV

        15.1. Casualty and Condemnation. (a) Subject to the provisions of
Article XIV, this Article XV and (in the event the Lessee delivers, or is obligated to deliver, a Termination Notice) Article XVI, and prior to the occurrence and continuation of a Lease Event of Default, the Lessee shall be entitled to receive (and the Lessor shall pay over to the Lessee, if received by the Lessor, and hereby irrevocably assigns to the Lessee all of the Lessor's right, title and interest in) any award, compensation or insurance proceeds to which the Lessee or the Lessor may become entitled by reason of their respective interests in the Property (i) if all or a portion of the Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to the Property or any part thereof, is the subject of a Condemnation; provided, however, subject to Article XIV, if the amount of such proceeds is in excess of $5,000,000 or if a Lease Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to the Indenture Trustee or, if received by the Lessee, shall be held in trust for the Indenture Trustee, and shall be paid over by the Lessee to the Indenture Trustee (or, if the Notes have been fully paid, to the Lessor) and held in accordance with the terms of this paragraph (a). If, contrary to such provision, any such award, compensation or insurance proceeds are paid to the Lessor or the Lessee rather than to the Indenture Trustee, the Lessor and the Lessee, as the case may be, hereby agree to transfer any such payment to the Indenture Trustee. All amounts held by the Lessor or the Indenture Trustee under the preceding sentence on account of any award, compensation or insurance proceeds either paid directly to the Lessor or the Indenture Trustee or turned over to the Lessor or the Indenture Trustee shall either be (i) paid to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with paragraph (e) of this Section 15.1, or (ii) applied to the purchase price of the Property on the Termination Date, with any Excess Proceeds being payable to the Lessee.

        (b) In any proceeding or action under the control of the Lessor pursuant to the terms of Section 14.3, the Lessee may participate and shall pay all expenses of such proceeding and its participation. At the Lessee's reasonable request, and at the Lessee's sole cost and expense, the Lessor and the Indenture Trustee shall participate in any such proceeding, action, negotiation, prosecution or adjustment under the control of the Lessee. The Lessor and the Lessee agree that this Lease shall control the rights of the Lessor and the Lessee in and to any such award, compensation or insurance payment.

        (c) If the Lessor or the Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of the Property or any interest therein, the Lessor or the Lessee, as the case may be, shall give notice thereof to the other and to the Indenture Trustee promptly after the receipt of such notice.

        (d) In the event of a Casualty or receipt of notice by the Lessee or the Lessor of a Condemnation, the Lessee may deliver to the Lessor and the Indenture Trustee a Termination Notice with respect to the Property pursuant to Section
16.1. If the Lessee does not deliver a Termination Notice within ninety (90) days after such occurrence, then this Lease shall (subject to the terms and conditions thereof) remain in full force and effect, and the Lessee shall, at the Lessee's sole cost and expense, promptly and diligently restore the Property pursuant to paragraph (e) of this Section 15.1 and otherwise in accordance with this Lease. If the Lessee delivers a Termination Notice within ninety (90) days after such occurrence, a Significant Event shall irrevocably be deemed to have occurred with respect to the Property, and, in such event, this Lease shall terminate and the Lessee shall purchase the Property on the next Payment Date (or, if such Payment Date is within fifteen (15) days of the Lessor's receipt of such Termination Notice, on the Payment Date next following such Payment Date) (a "Termination Date") pursuant to Article XVI hereof.

        (e) If pursuant to this Section 15.1 this Lease shall continue in full force and effect following a Casualty or Condemnation, the Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore the Property in accordance with this paragraph, the Lessee shall pay the shortfall), promptly and diligently repair any damage to the Property caused by such Casualty or Condemnation or substitute new Equipment for the affected Equipment in conformity with the requirements of Sections 10.1 and 11.1 using the as-built Plans and Specifications for the Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Requirements of Law) so as to restore the Property to at least the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation; provided, the substitution of any Equipment for any such affected Equipment shall, at the Lessor's reasonable request, be subject to delivery of an independent third-party appraisal reasonably satisfactory to the Lessor and the Required Participants by an appraiser satisfactory to the Lessor and the Required Participants showing both (i) a current Fair Market Sales Value and
(ii) expected Fair Market Sales Value as of the then current Expiration Date and the dates on which any potential Renewal Term would expire, in each case equal to or greater than such values at such dates for the Equipment being replaced. In the event of such restoration, title to the Property shall remain with the Lessor; provided, that (i) title to any such substituted equipment shall vest in the Lessor and such equipment shall constitute Equipment thereafter for all purposes of this Lease, and (ii) the Lessor shall assign all of its right, title and interest to the Lessee in any such replaced equipment without representation or warranty of any kind other than that such equipment is free of Lessor Liens. Upon completion of such restoration, the Lessee shall furnish the Lessor an architect's certificate of substantial completion and a Responsible Officer's Certificate confirming that such restoration has been completed pursuant to this Lease.

        (f) In no event shall a Casualty or Condemnation with respect to which this Lease remains in full force and effect under this Section 15.1 affect the Lessee's obligations to pay Rent pursuant to Section 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XIX and XX.

        (g) Any Excess Proceeds received by the Lessor or the Indenture Trustee in respect of a Casualty or Condemnation shall be turned over to the Lessee, provided that no Lease Event of Default or Lease Default has occurred and is continuing.

        15.2. Environmental Matters. Promptly upon the Lessee's actual knowledge of the presence of Hazardous Substances in any portion of the Property in concentrations and conditions that constitute an Environmental Violation where the cost to remediate such Environmental Violation in compliance with all Environmental Laws would, in the opinion of the Lessee, be at least $500,000, the Lessee shall notify the Lessor in writing of such condition. In the event of such Environmental Violation, the Lessee shall, not later than thirty (30) days after the Lessee has actual knowledge of such Environmental Violation, either, if such Environmental Violation is a Significant Event, deliver to the Lessor and the Indenture Trustee a Responsible Officer's Certificate and a Termination Notice with respect to the Property pursuant to Section 16.1, or, if such Environmental Violation is not a Significant Event, at the Lessee's sole cost and expense, promptly and diligently commence any Response Actions necessary to investigate, remove, clean up or remediate the Environmental Violation in accordance with the terms of
Section 9.1. If the Lessee does not deliver a Termination Notice with respect to the Property pursuant to Section 16.1, the Lessee shall, upon completion of Response Actions by the Lessee, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor a report describing the Environmental Violation and the Response Actions taken by the Lessee (or its agents) for such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in compliance in all material respects with applicable Environmental Law. Each such Environmental Violation shall be remedied prior to the Expiration Date. Nothing in this Article XV shall reduce or limit the Lessee's obligations under Sections 13.1, 13.2 or 13.3 of the Participation Agreement.

        15.3. Notice of Environmental Matters. Promptly, but in any event within the thirty (30) Business Days from the date the Lessee has actual knowledge thereof, the Lessee shall provide to the Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with the Property where the cost to remediate the underlying condition or the aggregate indemnifiable exposure under Section 13.2 of the Participation Agreement is estimated by the Lessee to be at least $500,000. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee's proposed response thereto. In addition, the Lessee shall provide to the Lessor, within thirty (30) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with the Property where the cost to remediate such Environmental Violation in compliance with all Environmental Laws would, in the opinion of the Lessee, be at least $500,000. The Lessee shall also promptly provide such detailed reports of any such environmental claims as may reasonably be requested by the Lessor and the Indenture Trustee.


                                   ARTICLE XVI

        16.1. Termination by the Lessee upon Certain Events. If either: (i) the Lessee or the Lessor shall have received notice of a Condemnation, and the Lessee shall have delivered to the Lessor a Responsible Officer's Certificate that such Condemnation is a Significant Condemnation; or (ii) a Casualty occurs, and the Lessee shall have delivered to the Lessor a Responsible Officer's Certificate that such Casualty is a Significant Casualty; or (iii) an Environmental Violation occurs or is discovered and the Lessee shall have delivered to the Lessor a Responsible Officer's Certificate stating that, in the reasonable, good-faith judgment of the Lessee, the cost to remediate the same will cause the same to be a Significant Event, or (iv) if the Lessee shall not have delivered a Termination Notice with respect to such Environmental Violation described in clause (iii) but the requirements of Section 16.4 are met with respect to such Environmental Violation; then, (A) the Lessee shall, simultaneously with the delivery of the Responsible Officer's Certificate pursuant to the preceding clause (i), (ii) or (iii) deliver a written notice in the form described in Section 16.2(a) (a "Termination Notice"), or (B) if clause
(iv) is applicable, the Lessor may deliver Termination Notice pursuant to
Section 16.4.

        16.2. Procedures. (a) A Termination Notice shall contain: (i) notice of termination of this Lease with respect to the Property or the affected portion thereof on a date that is no later than thirty (30) days after the occurrence of the applicable event described in clause (i), (ii), (iii) or (iv) of Section
16.1 (the "Termination Date"), such termination to be effective upon the Lessee's payment of the Asset Termination Value (or portion thereof representing the Property Cost of the affected portion of the Property) (offsetting against such amount the aggregate amount of the Cash Collateral, if any); and (ii) a binding and irrevocable agreement of the Lessee to pay the Asset Termination Value or a portion thereof (offsetting against such amount the aggregate amount of the Cash Collateral, if any), and purchase the Property on the Termination Date.

        (b) On the Termination Date, the Lessee shall pay to the Lessor the Asset Termination Value (or such portion thereof, as applicable), plus all other amounts owing in respect of Rent for the Property (including Supplemental Rent) theretofore accruing, and the Lessor shall convey the Lessor's interest in the Property or such portion thereof to the Lessee (or the Lessee's designee) all in accordance with Section 19.1, as well as any Net Proceeds with respect to the Casualty or Condemnation giving rise to the termination of this Lease with respect to the Property theretofore received by the Lessor.

        16.3. Termination by the Lessor upon Certain Events. If the Lessor reasonably determines that any change in, or change in the interpretation of, any applicable law after the date hereof would result in it or any Participant being unable to continue to hold legal or beneficial title to all or any portion of the Property or, except as provided in Section 16.4 hereof, subject it or any Participant to onerous regulations or onerous liability on account thereof, the Lessor may deliver a Termination Notice with respect to the Lease to the Indenture Trustee, the Participants and the Lessee, such termination to be effective on the Termination Date specified therein. Prior to delivering a Termination Notice, the Lessor agrees that it will use its reasonable efforts to reduce or eliminate the consequences of any such onerous regulation or onerous liability, including, subject to Applicable Law, a change in the applicable lending office for this transaction; provided, however, that nothing herein shall obligate the Lessor to take any action which, in the opinion of the Lessor, is unlawful, or results in any unreimbursed cost or expense to the Lessor, which cost or expense would not have been incurred but for such action. In the event the Lessor exercises its termination option, the Lessee may exercise the Remarketing Option provided in Section 22.1 hereof by giving notice to the Lessor within ten (10) Business Days of receipt of the notice from the Lessor. If the Lessee does not exercise its Remarketing Option, the Lessee shall be obligated to purchase the Property in accordance with Section 20.2 hereof on the Termination Date for the purchase price set forth therein.

        16.4. Purchase of Property. Upon receipt of any notice pursuant to
Section 15.2 or 15.3, the Lessor or the Required Participants, at the Lessee's expense, shall have the right to select an independent environmental consultant acceptable to the Lessee, which acceptance shall not be unreasonably withheld or delayed, to determine the estimated cost of conducting any clean-up or remediation required as a result of the Environmental

Violation disclosed in such notice. If such independent environmental consultant determines that the cost of any such clean-up or remediation would exceed $2,500,000, the Lessor shall, at the direction of the Required Participants, require the Lessee to purchase, or arrange for an Affiliate or other third party to purchase, the Property on the Expiration Date by delivering a Termination Notice following the requirements of Section 16.2 hereof.


                                  ARTICLE XVII

        17.1. Lease Events of Default. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Lease Event of Default":

        (a) the Lessee shall fail to make payment of (i) any Basic Rent (provided that the Lessor has given the notice of amount due required under Section 3.1 when required) (other than a payment of Basic Rent due on the Expiration Date or Termination Date) within five (5) Business Days after the same has become due and payable or (ii) Basic Rent, Purchase Option Price, Asset Termination Value or Residual Value Guarantee Amount or other amounts due on the Expiration Date or the Termination Date, including, without limitation, amounts due pursuant to Sections 16.2, 16.3, 16.4, 20.1, 20.2, 20.3 or 22.1, after the same has become due and payable;

        (b) the Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in clause (a) of this Section) due and payable within thirty (30) days after written notice thereof;

        (c) the Lessee shall fail to maintain insurance as required by Article XIV of this Lease;

        (d) the Lessee shall fail to observe or perform any term, covenant or condition of the Lessee under this Lease, the Participation Agreement or any other Operative Document to which it is a party other than those described in
Section 17.1(a), (b),or (c) hereof, or any representation or warranty set forth in this Lease or in any other Operative Document or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any Material way, and such failure or misrepresentation or breach of warranty shall remain uncured for a period of thirty (30) days after receipt of written notice thereof; provided, that if such failure to perform is not capable of being cured within such period but is capable of being cured within one hundred eighty (180) days after the occurrence of such default and the Lessee is proceeding diligently to cure such default, the Lessee shall be entitled to request an additional period (not to exceed one hundred eighty (180) days from the date of such default) to cure such default, which extended cure period may be granted by the Lessor and the Required Participants in their sole discretion;

        (e) the Lessee shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for the Lessee or the whole or a substantial part of its property within sixty (60) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof;

        (f) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against the Lessee and not dismissed within sixty (60) days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Lessee, a receiver of the Lessee or the whole or a substantial part of its property, and such order or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof;

        (g) if any of the following shall occur, and the aggregate liability of the Lessee in respect thereof would exceed $5,000,000: (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or (ii) notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or (iv) there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

        (h) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Lessee or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed (pursuant to laws, rules or court orders) for a period of thirty (30) days;

        (i) the Guarantor, the Lessee or any of their respective Subsidiaries
(i) shall default in the payment when due, whether at stated maturity or otherwise, of principal or interest in respect of Indebtedness (other than under the Operative Documents) or obligations in respect of Consolidated Off-Balance Sheet Debt having an aggregate principal amount of $5,000,000 or more; or (ii) shall fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Consolidated Off-Balance Sheet Debt, if the effect of any such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) or the lessor or the lenders under any such Consolidated Off-Balance Sheet Debt to cause such Indebtedness or Consolidated Off-Balance Sheet Debt to be declared to be due and payable prior to its stated maturity, or cash collateral in respect thereof to be demanded or, in the case of Consolidated Off-Balance Sheet Debt, demand that the Lessee purchase the property covered by such Consolidated Off-Balance Sheet Debt;

        (j) a Guarantee Event of Default shall have occurred and be continuing;

        (k) [intentionally omitted]

        (l) a Construction Agency Agreement Event of Default shall have occurred and be continuing; or

        (m) an Environmental Violation shall occur that, in the reasonable opinion of the Lessor and the Required Participants, based on an Environmental Audit, constitutes a Significant Event and the Lessee shall not, within thirty
(30) days after notice from the Lessor, have delivered a Termination Notice with respect thereto pursuant to Section 16.1 hereof or, if so delivered, repurchase of the Property shall not have been consummated on the Termination Date pursuant to Section 16.2 hereof;

        (n) the Lessee shall have elected to or be required to purchase the Property pursuant to Sections 16.3 or 16.4 hereof and such purchase shall not have been consummated on the Termination Date pursuant to either such Section; or

        (o) a Ground Lease Event of Default shall have occurred and be continuing; or the Lessee shall fail to comply with its covenants set forth in
Section 32.1 hereof; or the Ground Lease shall, in whole or in part, terminate, cease to be effective or cease to be the legal, valid and binding obligation of the Lessee.

        17.2. Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter, the Lessor may, so long as such Lease Event of Default is continuing, do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Lease Event of Default (including, without limitation, the obligation of the Lessee to purchase the Property as set forth in Section 20.3):

        (a) The Lessor may, by notice to the Lessee, rescind or terminate this Lease as to all or any portion of the Property as of the date specified in such notice; however, (i) no reletting, reentry or taking of possession of the Property (or any portion thereof) by the

Lessor will be construed as an election on the Lessor's part to terminate this Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Lease for a continuing Lease Event of Default, and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Property shall be valid unless the same be made in writing and executed by the Lessor;

        (b) The Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return the Property promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VIII, IX and X hereof as if the Property were being returned at the end of the Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Property and take immediate possession of (to the exclusion of the Lessee) the Property or any part thereof and expel or remove the Lessee and any other Person who may be occupying the Property, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Lessor's other damages, the Lessee shall be responsible for all costs and expenses incurred by the Lessor and/or the Indenture Trustee or the Participants in connection with any reletting, including, without limitation, brokers' fees and all costs of any alterations or repairs made by the Lessor;

        (c) The Lessor may (i) sell all or any part of the Property at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by clause (ii) below if the Lessor shall elect to exercise its rights thereunder) in which event the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if the Lessor shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that the Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (subject to Section 17.2(j)) (A) the excess, if any, of (1) the Asset Termination Value calculated as of such Payment Date (including all Rent due and unpaid to and including such Payment Date) less the aggregate amount of the Cash Collateral, if any, permitted to be retained by the Lessor, the Indenture Trustee or the Participants, over (2) the net proceeds of such sale, if any (that is, after deducting all costs and expenses incurred by the Lessor, the Indenture Trustee and the Participants incident to such conveyance, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair or alteration costs); plus (B) all damages, costs and expenses of the Lessor under the Ground Lease; plus (C) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

        (d) The Lessor may terminate the Commitments and its obligation to make Advances as provided in Section 3.8 of the Participation Agreement;

        (e) Unless the Property has been sold in its entirety, the Lessor may, subject to Section 17.2(j), whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or (d) of this Section 17.2 with respect to the Property or portions thereof, demand, by written notice to the Lessee specifying a date (a "Termination Date") not earlier than 10 days after the date of such notice, that the Lessee purchase, on such Termination Date, the Property (or the remaining portion thereof) in accordance with the provisions of Article XIX and Section 20.3; provided, that the Lessee shall remain liable for all damages, costs and expenses of the Lessor under the Ground Lease;

        (f) The Lessor may exercise any other right or remedy that may be available to it under the Operative Documents or otherwise under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term; or

        (g) The Lessor may retain and apply against the Lessor's damages all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease.

        (h) In addition to the other rights and remedies set forth herein, Lessor shall have the right to continue this Lease in effect and, as permitted by Section 1951.4 of the California Civil Code, to enforce, by suit or otherwise, all covenants and conditions hereof to be performed or complied with by Lessee and exercise all of Lessor's rights and remedies under this Lease, including, without limitation, the right to recover Basic Rent and Supplemental Rent from Lessee as it becomes due under this Lease, even though Lessee shall have breached this Lease and abandoned the Property. Acts of maintenance or preservation, or efforts by Lessor or on Lessor's behalf to relet the Property, or the appointment of a receiver upon the initiative of Lessor to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession of the Property; provided, however, that the foregoing enumeration shall not be construed as in any way limiting the actions Lessor may take without terminating Lessee's right to possession. In furtherance of the rights hereby granted to Lessor, and to the extent, permitted by law, Lessee hereby appoints Lessor its agent and attorney-in-fact, which appointment shall be deemed to be coupled with an interest and is irrevocable, with power of substitution, to enter the Property upon a Lease Event of Default hereunder and remove therefrom all persons and property (with the right to store such property on the Property in a public warehouse or elsewhere at the cost and risk and for the account of Lessee) and to alter the Property in such manner as Lessor may deem necessary or advisable so as to put the Property in good order and to make the same rentable and from time to time sublet the Property or any part thereof for such term or terms whether or not extending beyond the then current term of this Lease (but such sublease may provide for a new and successive lease to commence immediately upon the termination of this Lease), at such rentals and upon such other terms as Lessor in its sole discretion may deem advisable, and with the right to make alterations and repairs to the Property; and Lessee agrees to pay to Lessor on demand all reasonable expenses incurred by Lessor in such subletting, and in altering, repairing and putting the Property in good order and condition, and in reletting the same, including fees of attorneys and architects, and all other reasonable expenses or commissions. Lessor shall be Lessee's agent and representative on the Property in respect of all matters arising under or in connection with any such sublease made for Lessee by Lessor. Under each such sublease, Lessee shall retain the right to enter upon and use the Property, subject to the terms and conditions of such sublease and the rights of the sublessee thereunder. Lessee further agrees to pay to Lessor, following the date of such subletting, to and including the date provided in this Lease for the expiration of the Lease Term, the sums of money which would have been payable by Lessee as Basic Rent and Supplemental Rent, deducting only the net amount of rent, if any, which Lessor shall actually receive (after deducting from the gross receipts the expenses, costs and payments of Lessor which in accordance with the terms of this Lease would have been borne by Lessee) in the meantime from and by any such subletting of the Property, and Lessee hereby agrees to remain liable for all sums otherwise payable by Lessee under this Lease, including, but not limited to, the expenses of Lessor aforesaid, as well as for any deficiency aforesaid. Lessor shall have the right from time to time to begin and maintain successive actions or other legal proceedings against Lessee for the recovery of such deficiency, expenses or damages or for a sum equal to any installments of Basic Rent or Supplemental Rent and other sums payable hereunder, and to recover the same upon the liability of Lessee herein provided, which liability it is expressly covenanted shall survive the commencement or determination of any action to secure possession of the Property. Nothing herein contained shall be deemed to require Lessor to wait to begin such action or other legal proceedings until the date when this Lease would have expired by limitation had there been no such Lease Event of Default. Notwithstanding any such subletting without termination, pursuant to the terms hereof, Lessor shall retain the right to and may at any time thereafter elect to terminate this Lease or Lessee's right to possession of the Property for any previous breach which remains uncured or for any subsequent breach by giving Lessee written notice thereof as herein provided, and in such event Lessee shall forfeit any rights or interest under any such sublease and thereafter the obligations of any such sublessee shall run directly to Lessor for its own account. Upon application by Lessor, a receiver may be appointed to take possession of the Property, exercise all rights granted to Lessor as agent and attorney-in-fact for Lessee set forth in this Section 17.2(h) and apply any rentals collected from the Property as hereinabove provided. No taking of possession of the

Property or other act by Lessor as the agent and attorney-in-fact for Lessee pursuant to the foregoing provisions, nor any subletting by Lessor for Lessee pursuant to the foregoing provisions, nor any such appointment of a receiver shall constitute or be construed as an election by Lessor to terminate this Lease or Lessee's right to possession of the Property unless a written notice of such intention be given to Lessee.

               (i) In the event of any termination of the Lease Term pursuant to
Section 17.2(a) or as permitted by law, Lessee shall quit and surrender the Property to Lessor, and Lessor may without further notice enter upon, reenter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither Lessee nor any Person claiming through or under Lessee by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Property but shall forthwith quit and surrender the Property, and Lessor shall, notwithstanding any other provision of this Lease, be entitled to recover from Lessee the aggregate of all amounts Lessor is permitted to recover from Lessee, including:

                        (i) the worth at the time of award, as computed below, of the unpaid rent (including, without limitation, Basic Rent and Supplemental Rent) which had been earned at the time of termination of this Lease;

                        (ii) the worth at the time of award of the amount by which the unpaid rent (including, without limitation, Basic Rent and Supplemental Rent) which would have been earned after the time of termination of this Lease until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

                        (iii) the worth at the time of award of the amount by which the unpaid rent (including, without limitation, Basic Rent and Supplemental Rent) for the balance of the term after the time of award exceeds the amount of such rental loss for said balance of the term that Lessee proves could be reasonably avoided; and

                        (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; including without limitation any loss or damage arising out of the failure of Lessor to receive the benefit of the performance by Lessee of any obligation to purchase the Property under the provisions of this Lease. Lessee acknowledges and agrees that, in reliance upon this Lease and Lessee's covenants and agreements hereunder and the creditworthiness and financial condition of Lessee, Lessor has entered into certain special transactions to finance the costs of purchasing the Ground Lease Interest and constructing the Improvements and, in connection with such financing transactions, Lessor has incurred and will continue to incur indebtedness and liabilities under and pursuant to the Participation Agreement and the other Operative Documents. Lessee acknowledges and agrees that a Lease Event of Default will cause Lessor substantial damage and detriment due to its obligations and liabilities under the Participation Agreement and the other Operative Documents, including, without limitation, the failure of Lessor to be fully compensated for the Advances made to Lessee. Accordingly, in order to compensate Lessor for all detriment proximately caused by Lessee's failure to perform its obligations under this Lease, Lessor shall be permitted to recover from Lessee, without limitation, all amounts necessary for Lessor to be fully compensated for all of the Advances made to the Lessee.

              The "worth at the time of award, of the amounts referred to in the foregoing subsections 17.2(i) (i) and (ii) shall be computed by allowing interest at the Overdue Rate (or at the highest rate permitted by applicable law, whichever is less) on each rental installment from the date the same was due hereunder to the time of award. The "worth at the time of award" of the amount referred to in the foregoing subparagraph (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). As used herein, the term "time of award" shall mean either (A) the date upon which Lessee pays to Lessor the amount recoverable by Lessor as hereinabove set forth or (B) the date of entry of any determination, order or judgment of any court, other legally constituted body, or any arbitrator(s), determining the amount recoverable, whichever first occurs. If the time of award is determined under clause (B), above, then the amount recoverable by Lessor hereunder shall bear interest from the time of award until paid at the Overdue Rate (or at the highest rate permitted by applicable law, whichever is less). Nothing herein contained shall limit or prejudice the right of Lessor, and Lessor is hereby expressly granted the right, in any bankruptcy or reorganization or insolvency proceedings, to prove for and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the amounts referred to above.

              (j) Notwithstanding anything contained in this Lease to the contrary, in the event that the Lease Event of Default resulting in the exercise of remedies by the Lessor hereunder is solely an Event of Default described in
Section 17.1 (l) occurring during the Construction Period, the Lessee shall, at the request of the Lessor, (i) (A) return the Property to the Lessor or a Person designated by the Lessor on a date specified by the Lessor (which date shall constitute the Expiration Date) and/or (B) remarket the Property for the Lessor as the Lessor's agent subject to the Lessor's direction, and at the Lessee's expense and (ii) pay to the Lessor (A) the maximum Residual Value Guarantee Amount on the date that is ten (10) days after the Lessor furnishes the Lessee notice that it will require the Lessee to return or remarket the Property), (B) all breakage costs incurred by the Participants for the duration of all then current Interest Periods or Fixed Rate Periods under the Participation Agreement with respect to the amount so paid following notices thereof by the Indenture Trustee, (C) the other costs and expenses of the sale of the Property, and (D) all Rent and other amounts payable under this Lease and the other Operative Documents; provided, that the Lessor may recover from the Lessee, and the Lessee shall be obligated to pay to the Lessor, the Asset Termination Value as of such date (notwithstanding the limitation to maximum Residual Value Guarantee Amount contained in clause (A) above) if a Fully Indemnifiable Event has occurred.

        17.3. Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 17.2, the Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this Article XVII.

        17.4. Power of Sale and Foreclosure. Subject to Article XXII below, in the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing, and subject to the availability of such remedy under applicable law, then the Lessor and the Lessee agree that the Lessee hereby mortgages and grants to Lessor a Lien against the Property WITH POWER OF SALE, for the purpose of securing all of Lessee's obligations hereunder (including the payment of Basic Rent, Supplemental Rent and the Asset Termination Value or Purchase Option Price) (collectively, the "Obligations"). In each case, upon the occurrence of any Lease Event of Default, the Lessor shall have the power and authority, to the extent provided by law, to exercise the following rights and remedies:

              (a) To declare the Obligations immediately due and payable;

              (b) With or without notice, and without releasing Lessee from any obligation hereunder, to cure any default of Lessee and, in connection therewith, to enter upon the Property and to perform such acts and things as Lessor deems necessary or desirable to inspect, investigate, assess and protect the Property, including, without limitation of any of its other rights: to obtain a court order to enforce Lessor's right to enter and inspect the Property pursuant to California Civil Code Section 2929.5, to which the decision of Lessor as to whether there exists a release or threatened release of a Hazardous Substance onto the Property shall be deemed reasonable and conclusive as between the parties hereto; to have a receiver appointed pursuant to California Code of Civil Procedure Section 564 to enforce Lessor's right to enter and inspect the Property for Hazardous Substances; to appear in and defend any action or proceeding purporting to affect the Property or the rights or powers of Lessor hereunder; to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of Lessor, is prior or superior hereto, the judgment of Lessor being conclusive as between the parties hereto; to pay any premiums or charges with respect to insurance required to be carried hereunder; and to employ counsel, accountants, contractors and other appropriate persons to assist Lessor;

              (c) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Lessee hereunder, and Lessee agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought hereunder, Lessee waives the defense of laches and any applicable statute of limitations;

              (d) Lessor or its employees, acting by themselves or through a court-appointed receiver, may enter upon, possess, manage, operate, dispose of and contract to dispose of the Property or any part thereof; negotiate with governmental authorities with respect to the Property's environmental compliance and remedial measures; contract for goods and services, hire agents, employees and counsel, make repairs, alterations and improvements to the Property necessary, in Lessor's judgment, to protect or enhance the security hereof; to incur the risks and obligations ordinarily incurred by owners of property (without any personal obligation on the part of the receiver); and/or to take any and all other actions which may be necessary or desirable to comply with Lessee's obligations hereunder and under the Operative Documents. All sums realized by Lessor under this Section 17.4(d), less all costs and expenses incurred by it under this Section 17.4(d), including attorneys' fees, and less such sums as Lessor deems appropriate as a reserve to meet future expenses under this Section 17.4(d), shall be applied on any Obligations secured hereby in such order as Lessor shall determine. Neither application of said sums to said indebtedness nor any other action taken by Lessor under this Section 17.4(d) shall cure or waive any Lease Event of Default or notice of default hereunder or nullify the effect of any such notice of default. Lessor, or any employee or agent of Lessor, or a receiver appointed by a court, may take any action or proceeding hereunder without regard to (i) the adequacy of the security for the indebtedness secured hereunder, (ii) the existence of a declaration that the indebtedness secured hereby has been declared immediately due and payable, or
(iii) the filing of a notice of default;

              (e) To execute a written notice of such Lease Event of Default and of its election to cause the Property to be sold to satisfy the obligations secured hereby. Lessor shall give and record such notice as the law then requires as a condition precedent to a nonjudicial foreclosure sale. When the minimum period of time required by law after such notice has elapsed, Lessor, without notice to or demand upon Lessee except as otherwise required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale and in such order as it or Lessor may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale (the Obligations hereby secured being the equivalent of cash for purposes of said sale). If the Property consists of several lots, parcels, or items of property, Lessor may: (i) designate the order in which such lots, parcels, or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, through two or more successive sales, or in any other manner Lessor deems in its best interest. Lessee shall have no right to direct the order in which the Property is sold. Lessor may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at such time fixed by the preceding postponement. Lessor shall deliver to the purchaser at such sale a deed or other appropriate transfer instrument conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Lessor or Lessee may purchase at such sale.

              In connection with any sale or sales hereunder, Lessor may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Any sale of any personal property or fixtures hereunder shall be conducted in any manner permitted by the UCC.

              After deducting all costs, fees and expenses of Lessor and of this trust, including all costs of evidence of title and attorneys' fees in connection with sale, Lessor shall apply the proceeds of sale to payment of all sums so expended under the terms hereof not then repaid; the payment of all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto;

              (f) To resort to and realize upon the Property and any other security now or hereafter held by Lessor in such order and manner as Lessor may, in its sole discretion, determine; and resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both;

              (g) To commence and maintain an action or actions in any court of competent jurisdiction pursuant to California Code of Civil Procedure Section 736, whether commenced prior to foreclosure of the Property or after foreclosure of the Property, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred by Lessor (collectively, the "Environmental Costs") incurred or advanced by Lessor relating to the cleanup, remediation or other response action required by Applicable Law or which Lessor believes necessary to protect the Property, it being conclusively presumed between Lessor and Lessee that all such Environmental Costs incurred or advanced by Lessor relating to the cleanup, remediation or other response action of or to the Property were made by Lessor in good faith. All Environmental Costs incurred by Lessor pursuant to this
Section 17.4(g) (including, without limitation, court costs, consultants' fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Overdue Rate from the date of expenditure until said sums have been paid. Lessor shall be entitled to bid, at the sale of the Property held pursuant to Section 17.4(e) above, the amount of said costs, expenses and interest in addition to the amount of the other Obligations hereby secured as a credit bid, the equivalent of cash. For the purposes of any action brought under this Section 17.4(g), Lessee hereby waives the defense of laches and any applicable statute of limitations; and

              (h) To waive its lien against the Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and to exercise any and all rights and remedies of an unsecured creditor against

Lessee and all of Lessee's assets and property for the recovery of any deficiency and Environmental Costs, including, but not limited to, seeking an attachment order pursuant to California Code of Civil Procedure Section 483.010. As between Lessor and Lessee, for purposes of California Code of Civil Procedure
Section 726.5, Lessee shall have the burden of proving that Lessee or any related party (or any affiliate or agent of Lessee or any related party) was not in any way negligent in permitting the release or threatened release of the Hazardous Substance. For the purposes of any action brought under this paragraph, Lessee hereby waives the defense of laches and any applicable statute of limitations.

              (i) All costs and expenses incurred by Lessor pursuant to Section
17.4 (including without limitation court costs, consultants' fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Overdue Rate, from the date of expenditure until said sums have been paid. Lessor shall be entitled to bid, at the sale of the Property held pursuant to subsection 17.4(e) above, the amount of said costs, expenses and interest in addition to the amount of the other Obligations hereby secured as a credit bid, which shall be deemed the equivalent of cash.

              (j) Lessee hereby waives any right to require that any security given hereunder or under any other agreement securing the Obligations be marshalled and further waives any right otherwise available in respect to marshalling of assets which secure any Obligation or to require Lessor to pursue its remedies against any such assets.

        17.5. Remedies Cumulative. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including, without limitation, any mortgage foreclosure remedies.

        17.6. Lessee's Right to Cure. Notwithstanding any provision contained in the Lease or any other Operative Agreement, if a Lease Event of Default has occurred and is continuing, the Lessee shall have the right to cure such Lease Event of Default by exercising its Purchase Option at any time prior to the termination of the Lessee's possessory interest in the Property and the thirty
(30) day period following the occurrence of a Lease Event of Default and purchasing the Property at any time prior to such time as a foreclosure upon or sale of the Property has been completed.


                                  ARTICLE XVIII

        18.1. The Lessor's Right to Cure the Lessee's Lease Events of Default. The Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to), upon not less than three (3) Business Days' notice to the Lessee, remedy any Lease Event of Default for the account and at the sole cost and expense of the Lessee, including the failure by the Lessee to maintain the insurance required by Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of the Lessee, enter upon the

Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Lessee to the Lessor on demand, as Supplemental Rent.


                                   ARTICLE XIX

        19.1. Provisions Relating to the Lessee's Termination of this Lease or Exercise of Purchase Option or Obligation and Conveyance Upon Remarketing and Conveyance Upon Certain Other Events. (a) In connection with any termination of this Lease pursuant to the terms of Article XVI (if the Lessee is obligated to purchase the Property), or in connection with the Lessee's exercise of its Purchase Option, Partial Purchase Option or Expiration Date Purchase Obligation, upon the date on which this Lease is to terminate or upon the Expiration Date, and upon tender by the Lessee of the amounts set forth in Sections 16.2(b), 20.1, 20.2 or 20.3, as applicable: (i) the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense an assignment without recourse of the Lessor's right, title and interest in the Property or applicable portion thereof and the Ground Lease (except for the Lessor's indemnities thereunder) (which shall include a release, quitclaim and assignment of all of the Lessor's right, title and interest in and to any Net Proceeds with respect to the Property or such portion thereof not previously received by the Lessor), subject to the Permitted Exceptions (other than Lessor Liens) and any encumbrance caused by the fault, neglect or intention of the Lessee, in recordable form and otherwise in conformity with local custom and free and clear of the Mortgage and any Lessor Liens attributable to the Lessor; and (ii) the Lessee shall execute and deliver to the Lessor an assumption of all of the Lessor's obligations under the Ground Lease.. The Improvements and the Equipment shall be conveyed to the Lessee "AS IS" and in their then present condition of title and physical condition free of any Lessor Liens.

        (b) If the Lessee properly exercises the Remarketing Option or is required to remarket the Property or return the Property to the Lessor pursuant to Section 17.2, then the Lessee shall, on the Expiration Date, and at its own cost, transfer possession of the Property (or remaining portion thereof), together with the Lessor's rights under the Ground Lease (except for the Lessor's rights of indemnification), to the independent purchaser thereof, by surrendering the same into the possession of the Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, in good condition (as modified by Modifications permitted by this Lease), ordinary wear and tear excepted, in compliance with Applicable Law, and in "broom-swept clean" condition. The Lessee shall cooperate reasonably with the Lessor and the independent purchaser of the Property (or remaining portion thereof) in order to facilitate the purchase by such purchaser of the Property (or remaining portion thereof) which cooperation shall include the following, all of which the Lessee shall do on or before the Expiration Date: providing all books and records regarding the maintenance and ownership of the Property and all know-how, data and technical information relating thereto, providing a current copy of the "as built" Plans and Specifications for the Property (or remaining portion thereof), granting or assigning all licenses necessary for the operation and maintenance of the Property and cooperating reasonably in seeking and obtaining all necessary Governmental Action and complying with the revision of Section 22.3 hereof. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Lease.


                                   ARTICLE XX

        20.1. Purchase Option. (a) Without limitation of the Lessee's purchase obligation pursuant to Sections 20.2 or 20.3, unless the Lessee shall have given notice of its intention to exercise the Remarketing Option and the Lessor shall have entered into a binding contract to sell the Property, the Lessee shall have the option (exercisable by giving the Lessor irrevocable written notice (the "Purchase Notice") of the Lessee's election to exercise such option) to purchase, or to designate a third party to purchase, (i) all of the Property (the "Purchase Option") or (ii) the Data Center (the "Partial Purchase Option"), in each case, together with the Lessor's rights under the Ground Lease with respect to all or such portion of the Property, as applicable (except for the Lessor's rights of indemnification), on the date specified in such Purchase Notice, which date shall be a Payment Date. The purchase price in respect of the Property shall be as follows: (i) in respect of the entire Property, the Asset Termination Value and (ii) in respect of the Data Center, as set forth on
Schedule 1 hereto, plus, in each case, all other amounts owing in respect of Rent (including Supplemental Rent) theretofore accruing with respect to all or such portion of the Property, as the case may be (the "Purchase Option Price") (offsetting against such amount the aggregate amount or such proportionate amount of the Cash Collateral, if any). The Lessee shall deliver the Purchase Notice to the Lessor not less than sixty (60) days prior to the purchase date. If the Lessee exercises its Purchase Option or Partial Purchase Option, pursuant to this Section 20.1, the Lessor shall (x) transfer to the Lessee all of the Lessor's right, title and interest in and to all or the applicable portion of the Property, together with the Lessor's rights under the Ground Lease with respect to all or such portion of the Property, as applicable (except for the Lessor's rights of indemnification), as of the date specified in the Purchase Notice upon receipt of the Purchase Option Price and all Rent and other amounts then due and payable under this Lease and any other Operative Document, in accordance with Section 19.l(a), and (y) enter into such cross parking and access easement agreements as may be reasonably necessary in order to ensure access to and adequate parking for the Data Center and the remaining Property.

        (b) The purchase by the Lessee on any Payment Date of the Data Center pursuant to this Section 20.1 is subject to receipt by the Lessor, on or prior to such date, of new Appraisals for all sub-tracts and tracts of the Property that are to remain subject to the Lease after such date, which appraisals (i) each shall be dated a recent date prior to such date and (ii) together shall assess the aggregate Fair Market Sales Value of all such remaining sub-tracts and tracts of the Property at not less than the Fair Market Sales

Value therefor as of the Maturity Date as set forth in the Appraisal delivered to Lessor on the Closing Date.

        20.2. Expiration Date Purchase Obligation. Unless (a) the Lessee shall have properly exercised the Purchase Option pursuant to Section 20.1 and purchased the Property pursuant thereto, (b) the Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of clauses (a) through (j) of Section 22.1 hereof or (c) the Lessee shall have properly exercised the Renewal Option pursuant to Section 21.1 and the terms and conditions of a Renewal Term shall have been agreed upon pursuant to such Section, then, subject to the terms, conditions and provisions set forth in this Article, and in accordance with the terms of Section 19.1(a), the Lessee shall purchase from the Lessor, and the Lessor shall assign to the Lessee without recourse, on the Expiration Date of the Term (as such Term may be renewed pursuant to Section 21.1) all of the Lessor's right, title and interest in the Property, together with the Lessor's rights under the Ground Lease (except for the Lessor's rights of indemnification), (subject to all existing Liens, other than the Mortgage and Lessor Liens) for an amount equal to the Asset Termination Value (offsetting against such amount the aggregate amount of the Cash Collateral, if any). The Lessee may designate, in a notice given to the Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Lease, including, without limitation, the obligation to pay the Lessor an amount equal to the Asset Termination Value that was not fully and finally paid by such designee on such Expiration Date.

        20.3. Acceleration of Purchase Obligation. (a) The Lessee shall be obligated to purchase for an amount equal to the Asset Termination Value (offsetting against such amount the aggregate amount of the Cash Collateral, if any, permitted to be retained by the Lessor, the Indenture Trustee and the Participants), the Lessor's interest in the Property (notwithstanding any prior election to exercise its Purchase Option pursuant to Section 20.1) (i) automatically and without notice upon the occurrence of any Lease Event of Default specified in clause (e) or (f) of Section 17.1, and (ii) as provided for at Section 17.2(e) immediately upon written demand of the Lessor upon the occurrence of any other Lease Event of Default (except as provided in Section 17.2(j)).

        (b) The Lessee shall be obligated to purchase for an amount equal to the Asset Termination Value (plus all other amounts owing in respect of Rent (including Supplemental Rent) theretofore accruing) (offsetting against such amount the aggregate amount of the Cash Collateral, if any, permitted to be retained by the Lessor, the Indenture Trustee and the Participants), immediately upon written demand of the Lessor, the Lessor's interest in the Property at any time during the term when the Lessor's interest in the Property is foreclosed due to an event arising out of a violation of the warranty of title contained in
Section 12.1 hereof and the Lessor ceases to have title as contemplated by
Section 12.1.

                                   ARTICLE XXI

        21.1. Renewal.

        (a) Subject to the conditions set forth herein, the Lessee shall have the option (the "Renewal Option") by written request (the "Renewal Request") to the Lessor, each Participant and the Indenture Trustee given at any time and from time to time after six months after the Closing Date to renew the Term for a five year period commencing on the date requested by the Lessee (the "Renewal Effective Date"). No later than the date (the "Renewal Response Date") which is thirty (30) days after such request has been delivered to each of the Lessor, each Participant and the Indenture Trustee, the Lessor will notify the Lessee in writing (with a copy to the Indenture Trustee) whether or not it consents to such Renewal Request (which consent may be granted or denied in its sole discretion and may be conditioned on receipt of such financial information or other documentation as may be specified by the Lessor including without limitation a satisfactory appraisal of the Property), provided that if the Lessor shall fail to notify the Lessee on or prior to the Renewal Response Date, it shall be deemed to have denied such Renewal Request. The renewal of the Term contemplated by any Renewal Request shall become effective as of the Renewal Effective Date on or after the Renewal Response Date on which the Lessor shall have consented to such Renewal Request; provided that such renewal shall be subject to and conditioned upon the following:

               (A) on both the Expiration Date then in effect and the date of the Renewal Request, (i) no Lease Default or Lease Event of Default shall have occurred and be continuing, and (ii) the Lessor and the Indenture Trustee shall have received a Responsible Officer's Certificate of the Lessee as to the matters set forth in clause (i) above,

               (B) the Lessee shall not have exercised the Remarketing Option, and

               (C) the Participants shall have agreed to extend the Maturity Date contemporaneously therewith pursuant to Section 3.6 of the Participation Agreement such that the Renewal Term will expire on the same date as the extended Maturity Date.

        (b) The renewal of this Lease shall be on the same terms and conditions as are set forth in this Lease for the original Term, with such modifications thereto, if any, as the parties hereto and to the other Operative Documents may negotiate based upon the current credit information regarding the Lessee, interest rates and such other factors as the Lessor may consider relevant.


                                  ARTICLE XXII

        22.1. Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 22.1, the Lessee shall have the option (the "Remarketing Option") to market for the Lessor and complete the sale of all, but not less than all, of the Lessor's interest in the Property, together with the Lessor's rights under the Ground Lease (except for the Lessor's rights of indemnification), on the Expiration Date for the Lessor.

        The Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions as of the dates set forth below.

        (a) Not later than one hundred eighty (180) days prior to the Expiration Date, the Lessee shall give to the Lessor written notice of the Lessee's exercise of the Remarketing Option, which exercise shall be irrevocable (except by delivery of a Purchase Notice and consummation of the exercise of the Purchase Option prior to the earlier of (i) the Expiration Date or (ii) the date on which the Lessor enters into a binding contract to sell the Property pursuant to the exercise of the Remarketing Option).

        (b) The Lessee shall deliver to the Lessor an Environmental Audit of the Property together with its notice of exercise of the Remarketing Option. Such Environmental Audit shall be prepared by an environmental consultant selected by the Lessor in the Lessor's reasonable discretion and shall contain no change in the environmental status of the Property from that existing at the Ground Lease Interest Acquisition Date. If such Environmental Audit indicates any material exceptions reasonably requiring remedy or further investigation, the Lessee shall have also delivered a Phase Two environmental assessment by such environmental consultant prior to the Expiration Date showing the completion of the remedying of such exceptions in compliance with Applicable Law.

        (c) On the date of the Lessee's notice to the Lessor of the Lessee's exercise of the Remarketing Option, no Lease Event of Default or Lease Default shall exist, and thereafter, no uncured Lease Event of Default shall exist.

        (d) The Lessee shall have completed in all Material respects all Modifications, restoration and rebuilding of the Property pursuant to Sections
11.1 and 15.1 (as the case may be) and shall have fulfilled in all Material respects all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date on which the Lessor receives the Lessee's notice of the Lessee's exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within the Lessee's control. The Lessee shall have also paid the cost of all Modifications commenced prior to the Expiration Date. The Lessee shall not have been excused pursuant to
Section 13.1 from complying with any Applicable Law that involved the extension of the ultimate imposition of such Applicable Law beyond the last day of the Term. Any Liens on the Property that were contested by the Lessee shall have been removed before the Expiration Date.

        (e) During the Marketing Period, the Lessee shall, as nonexclusive agent for the Lessor, use commercially reasonable efforts to sell the Lessor's interest in the Property, together with the Lessor's rights under the Ground Lease (except for the Lessor's rights of indemnification), on or prior to the Expiration Date (without diminishing the Lessee's obligation to consummate the sale on the Expiration Date) and will attempt to obtain the highest purchase price therefor and for not less than the Fair Market Sales Value. The Lessee will be responsible for hiring and compensating brokers and making the Property available for inspection by prospective purchasers. The Lessee shall promptly upon request permit inspection of the Property and any maintenance records relating to the Property by the Lessor, any Participant and any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of the Property to any purchaser. All such marketing of the Property shall be at the Lessee's sole expense. The Lessee shall allow the Lessor and any potential qualified purchaser reasonable access to the Property for the purpose of inspecting the same.

        (f) The Lessee shall submit all bids to the Lessor, the Indenture Trustee and the Participants, and the Lessor will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all-cash basis unless the Lessor, the Indenture Trustee and the Participants shall otherwise agree in their sole discretion. The Lessee shall procure bids from one or more bona fide prospective purchasers and shall deliver to the Lessor, the Indenture Trustee and the Participants not less than ninety (90) days prior to the Expiration Date a binding written unconditional (except as set forth below), irrevocable offer by such purchaser or purchasers offering the highest bid to purchase the Property, together with the Lessor's rights under the Ground Lease (except for the Lessor's rights of indemnification). No such purchaser shall be the Lessee, or any Subsidiary or Affiliate of the Lessee. The written offer must specify the Expiration Date as the closing date unless the Lessor, the Indenture Trustee and the Participants shall otherwise agree in their sole discretion.

        (g) In connection with any such sale of the Property, the Lessee will provide to the purchaser all customary "seller's" indemnities, representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of the Property, as well as such other terms and conditions as may be negotiated between the Lessee and the purchaser. The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of the Property and such rights under the Ground Lease. As to the Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by the Lessor other than the absence of Lessor Liens. Any agreement as to such sale shall be made subject to the Lessor's rights hereunder.

        (h) The Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Property and such rights under the Ground Lease, whether incurred by the Lessor or the Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, the Lessor's and the Indenture Trustee's reasonable attorneys' fees, the

Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

        (i) The Lessee shall pay to the Indenture Trustee on or prior to the Expiration Date (or to such other Person as the Indenture Trustee shall notify the Lessee in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Residual Value Guarantee Amount plus all Rent and all other amounts under this Lease and the other Operative Documents which have accrued or will accrue prior to or as of the Expiration Date, in the type of funds specified in Section 3.4 hereof.

        (j) If the selling price of the Property and such rights under the Ground Lease is less than the difference between (A) the Asset Termination Value minus (B) the Residual Value Guarantee Amount, then the Lessee shall have caused to be delivered to the Lessor, the Indenture Trustee and each Participant the appraisal required by Section 13.2 of the Participation Agreement thirty (30) Business Days prior to the Expiration Date and shall pay to the Indenture Trustee on or prior to the Expiration Date (or to such other person as the Indenture Trustee shall notify the Lessee in writing) the amounts required to be paid pursuant to Section 13.2 of the Participation Agreement.

        (k) The purchase of the Property shall be consummated on the Expiration Date following the payment by the Lessee pursuant to paragraphs (i) and (j) above and contemporaneously with the Lessee's surrender of the Property pursuant to Section 19.1(b) and the gross proceeds (the "Gross Proceeds") of the sale of the Property (i.e., without deduction for any marketing, closing or other costs, prorations or commissions) shall be paid directly to the Indenture Trustee; provided, however, that if the sum of the Gross Proceeds from such sale plus the Residual Value Guarantee Amount paid by the Lessee pursuant to paragraph (i) above exceeds the Asset Termination Value, then the excess shall be paid to the Lessee on the Expiration Date.

        (l) The Lessee shall not be entitled to exercise or consummate the Remarketing Option if a circumstance that would permit the Lessor to require the Lessee to repurchase the Property under Section 16.4 exists and is continuing.

        If one or more of the foregoing provisions shall not be fulfilled as of the date set forth above, then the Lessor shall declare by written notice to the Lessee the Remarketing Option to be null and void (whether or not it has been theretofore exercised by the Lessee) as to the Property, in which event all of the Lessee's rights under this Section 22.1 shall immediately terminate and the Lessee shall be obligated to vacate the Property on the Expiration Date and comply with the obligations set forth in Section 22.3. Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind the Lessor in connection with any proposed sale of the Property.

        22.2. Certain Obligations Continue. During the Marketing Period, the obligation of the Lessee to pay Rent (including the installment of Basic Rent due on the fifth anniversary of the Closing Date or at the end of the Renewal Term, or on the Expiration Date, as the case may be) shall continue undiminished until payment in full to the Indenture Trustee of the Gross Proceeds, the Residual Value Guarantee Amount, and all other amounts due to the Lessor with respect to the Property under the Operative Documents. The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXII.

        22.3. Support Obligations. In the event that (A) the Lessee does not elect to purchase the Property on the Expiration Date, (B) this Lease is terminated without a purchase of the Property by the Lessee as expressly permitted herein or (C) pursuant to the Lessor's exercise of remedies under
Article XVII, this Lease is terminated, the Lessee shall provide the Lessor or other purchaser of the Property, effective on the Expiration Date or earlier termination date of this Lease, with (i) all permits, certificates of occupancy, governmental licenses and authorizations necessary to use and operate the Property for its intended purposes (to the extent such items are transferable or may be obtained by the Lessee on behalf of another party), (ii) such easements, licenses, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, repair, access to or maintenance of the Property as the Lessor shall request, and (iii) a services agreement covering such services as the Lessor may request in order to use and operate the Property for its intended purposes at such rates (not in excess of arm's length fair market rates) as shall be acceptable to the Lessor and the Lessee. All assignments, licenses, easements, agreements and other deliveries required by clauses (i) and (ii) of this Section 22.3 shall be in form satisfactory to the Lessor and shall be fully assignable (including both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge.


                                  ARTICLE XXIII

        23.1. Holding Over. If the Lessee shall for any reason remain in possession of the Property after the expiration or earlier termination of this Lease (unless the Property is conveyed to the Lessee), such possession shall be as a tenancy at sufferance during which time the Lessee shall continue to pay Supplemental Rent that would be payable by the Lessee hereunder were the Lease then in full force and effect and the Lessee shall continue to pay Basic Rent at an annual rate equal to 110% of the average rate of Basic Rent payable hereunder during the Term. Such Basic Rent shall be payable from time to time upon demand by the Lessor. During any period of tenancy at sufferance, the Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Property. Nothing contained in this Article XXIII shall constitute the consent, express or implied, of the Lessor to the holding over of the Lessee after the expiration or earlier termination of this Lease (unless the Property is conveyed to the Lessee), and nothing contained herein shall be read or construed to relieve the Lessee of its obligations to purchase or remarket the Property on the Expiration Date pursuant to Article XX or Article XXII or as preventing the Lessor from maintaining a suit for possession of the Property or exercising any other remedy available to the Lessor at law or in equity or hereunder.


                                  ARTICLE XXIV

        24.1. Risk of Loss. The Lessee assumes all risks of loss arising from any Casualty or Condemnation which arises or occurs prior to the Expiration Date or while the Lessee is in possession of the Property and all liability for all personal injuries and deaths and damages to property suffered by any Person or property on or in connection with the Property which arises or occurs prior to the Expiration Date or while the Lessee is in possession of the Property, except in each case to the extent any such loss or liability is primarily caused by the gross negligence or willful misconduct of a Lessor Party; provided, however, that the Lessee shall have no obligation under this Section 24.1 on account of any such loss or liability arising during the Construction Period except as follows:

               (a) The Lessee shall be liable to the Lessor under this Section
        24.1 for all such losses and liabilities caused by or arising from any failure by the Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by the Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of the Lessee, or any claim by any third-party against the Lessee (or against the Lessor) based upon any alleged action or inaction by the Lessee.

               (b) If any Lessor Party incurs any such loss or liability for which the Lessee is not liable pursuant to Section 24.1(a), the amount of such loss or liability shall, if such Lessor Party shall so request by a written notice to the Lessor, be capitalized pursuant to Section 3.9(f) of the Participation Agreement.

The Lessee hereby waives the provisions of California Civil Code Sections 1932(1), 1932(2) and 1933(4), and any and all other applicable existing or future laws, ordinances and governmental regulations permitting the termination of this Lease as a result of the damage or destruction of the Property by fire, the elements, casualties, thefts, riots, wars or otherwise, and the Lessor shall in no event be answerable or accountable for any risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of any such event.


                                   ARTICLE XXV

        25.1. Subletting and Assignment. The Lessee may assign with recourse this Lease or any of its rights or obligations hereunder in whole or in part to any Person, in which case the Lessee shall guarantee performance of the obligations of such assignee under this Lease by a guaranty in form and substance acceptable to the Lessor and the Required Participants. The Lessee may, without the consent of the Lessor, sublease the

Property or portion thereof to any Person, provided, that any sublessee shall agree to abide by the applicable terms of this Lease and the Lessee shall provide to the Lessor a copy of any such subleases. No assignment, sublease or other relinquishment of possession of the Property shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder and the Lessee shall remain directly and primarily liable under this Lease as to the Property, or portion thereof, so assigned or sublet. Any sublease of the Property shall be made subject to and subordinated to this Lease and to the rights of the Lessor hereunder, and shall expressly provide for the surrender of the Property (or portion thereof) after a Lease Event of Default hereunder. All such subleases shall expressly provide for termination at or prior to the earlier of the applicable Expiration Date or other date of termination of this Lease unless the Lessee shall have purchased the Property pursuant to Article XX. No assignee or sublessee shall be permitted to engage in any activities on the Property other than those permitted pursuant to the terms of Section 8.2, without the prior written consent of the Lessor.


                                  ARTICLE XXVI

        26.1. Estoppel Certificates. At any time and from time to time upon not less than twenty (20) days' prior request by the Lessor or the Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party (but not more than four times per year unless required to satisfy the requirements of any sublessees and only to the extent that the required information has been provided to the Certifying Party by the other party) a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this
Article XXVI may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).


                                  ARTICLE XXVII

        27.1. Right to Inspect. During the Term, the Lessee shall upon reasonable notice (but in any event not less than forty-eight (48) hours' notice) from the Lessor (except that no notice shall be required if a Lease Event of Default has occurred and is continuing), permit the Lessor, the Indenture Trustee and their respective authorized representatives to inspect the Property during normal business hours, provided that such inspections shall not unreasonably interfere with the Lessee's business operations at the Property.

        27.2. No Waiver. No failure by the Lessor or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.


                                 ARTICLE XXVIII

        28.1. Acceptance of Surrender. No surrender to the Lessor of this Lease or of all or any portion of any Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of all obligations under the Indenture and termination of the Commitments, the Indenture Trustee, and no act by the Lessor or the Indenture Trustee or any representative or agent of the Lessor or the Indenture Trustee, other than a written acceptance, shall constitute an acceptance of any such surrender.



                                  ARTICLE XXIX

        29.1. No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, or (b) the fee title in the Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person.


                                   ARTICLE XXX

        30.1. Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered (i) personally,
(ii) by a nationally recognized overnight courier service, (iii) by mail (by registered or certified mail, return receipt requested, postage prepaid) or (iv) by facsimile, addressed to the respective parties, as follows:

        If to the Lessee:

               PeopleSoft, Inc.
               4305 Hacienda Drive
               Pleasanton, California 94588
               Attention:      General Counsel
               Telephone:      (925) 694-7180
               Facsimile:      (925) 694-7184
        with copies to:

               PeopleSoft, Inc.
               4305 Hacienda Drive
               Pleasanton, California 94588
               Attention:      Director of Real Estate
               Telephone:      (925) 694-7053
               Facsimile:      (925) 694-7050

               PeopleSoft, Inc.
               4305 Hacienda Drive
               Pleasanton, California 94588
               Attention:      Chief Financial Officer
               Telephone:      (925) 694-7114
               Facsimile:      (925) 694-7190

               Griggs Resource Group
               3470 Mt. Diablo Blvd.
               Suite A-205
               Lafayette, California 94549
               Attention:      Brian Griggs
               Telephone:      (510) 299-4870
               Facsimile:      (510) 299-4872

               Orrick Herrington & Sutcliffe
               400 Sansome Street
               San Francisco, California 94111
               Attention:      William Murray
               Telephone:      (415) 773-5807
               Facsimile:      (415) 773-5759

        If to the Lessor:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware 19890
               Attention:      Corporate Trust Administration
               Telephone:      (302) 651-1000
               Facsimile:      (302) 651-8882

        If to the Indenture Trustee:

               ABN AMRO Bank N.V.

               1325 Avenue of the Americas
               9th Floor
               New York, New York 10019
               Attention:      Edward Corletzi
               Telephone:      (212) 314-1721
               Facsimile:      (212) 314-1709

or such additional parties and/or other address as such party may hereafter designate (provided, however, in no event shall either party be obligated to notify, in the aggregate, more than five (5) designees of the other party), and shall be effective upon receipt or refusal thereof.


                                  ARTICLE XXXI

        31.1. Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of the Lessee or the Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of the Lessee provided in this Lease, including any right or option described in Articles XV, XVI, XX, XXI or XXII, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former president of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Lease.

        31.2. Amendments and Modifications. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Lease, any Lease Supplement nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the Lessor and the Lessee. In the event of any conflict or inconsistency between the terms hereof and the terms of the Participation Agreement, the Participation Agreement shall control.

        31.3. Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        31.4. Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        31.5. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

        31.6. GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

        31.7. Limitations on Recourse. The parties hereto agree that Wilmington Trust Company, in its individual capacity (in such capacity, "Bank") shall have no personal liability whatsoever to the Lessee or its respective successors and assigns for any claim based on or in respect of this Lease or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that the Bank shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in
Section 8.1 of the Participation Agreement or (c) for any Taxes based on or measured by any fees, commission or compensation received by it for acting as the Lessor as contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding proviso: (i) the Bank shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of the Bank to the Lessee are solely nonrecourse obligations except to the extent that it has received payment from others and are enforceable solely against the Lessor's interest in the Property; (iii) all such personal liability of the Bank is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by the Lessor; and (iv) this Lease is executed and delivered by the Bank solely in the exercise of the powers expressly conferred upon it as the Lessor under the Trust Agreement.

        31.8. Original Lease. The single executed original of this Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Indenture Trustee therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Lease (the "Original Executed Counterpart"). To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

        31.9. Usury Savings Clause. Nothing continued in this Lease or the other Operative Documents shall be deemed to require the payment of interest or other charges by the Lessee or any other Person in excess of the amount which may lawfully be charged under any applicable usury laws. In the event that the Lessor or any other Person shall collect moneys under this Lease or any other Operative Document which are deemed to constitute interest (including, without limitation, the Basic Rent or

Supplemental Rent) which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the Person to whom such payment was made, be returned to the Person making such payment or credited against other amounts owed by the person making such payment.


                                  ARTICLE XXXII

        32.1. Ground Lease. During the Term, the Lessee shall observe and perform all of the obligations of the Lessor under the Ground Lease.



                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.


                                       WILMINGTON TRUST COMPANY, not in
                                       its individual capacity, but solely
                                       as Owner Trustee, as Lessor

                                       By:   ______________________________
                                       Name: ______________________________
                                       Title:______________________________


                                       PEOPLESOFT, INC., a Delaware corporation, as Lessee

                                       By: ________________________________
                                           Mark G. Thompson,
                                           Treasurer

STATE OF DELAWARE       )
                        )  SS.:
COUNTY OF NEW CASTLE    )


               Before me, the undersigned, a Notary Public within and for the State and County aforesaid, personally appeared ___________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be a _________________ of Wilmington Trust Company, the within named bargainor, a corporation, and that he as such ________________, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such ________________.

               WITNESS my hand and seal, at office, on this the ____ day of September, 1998.


                                       ________________________________________
                                                      Notary Public

My Commission Expires:


_________________________________

STATE OF CALIFORNIA     )
                        )  SS.:
COUNTY OF ALAMEDA       )


               Before me, the undersigned, a Notary Public within and for the State and County aforesaid, personally appeared Mark G. Thompson, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Treasurer of PEOPLESOFT, INC., the within named bargainor, a corporation, and that he as such Treasurer being duly authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such Treasurer.

               WITNESS my hand and seal, at office, on this the ____day of September, 1998.


                                       ________________________________________
                                                      Notary Public

My Commission Expires:


_________________________________

THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of September 28, 1998.


                                        ABN AMRO BANK N.V., as Indenture Trustee

                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________




                                                                      SCHEDULE 1
                                                                    TO THE LEASE


                            Data Center Release Price


                                   $27,500,000

                                                                   SCHEDULE 14.3
                                                                    TO THE LEASE


                         Minimum Insurance Requirements

(i) Commercial general liability insurance, umbrella insurance and excess liability insurance, each written on an "occurrence basis," including contractual liability and products and completed operations hazards, covering claims for bodily injury, personal injury or death sustained by persons or damage to property, in an amount of not less than $50,000,000 per occurrence and $50,000,000 annual aggregate;

(ii) Workers compensation insurance for statutory limits and employer's liability insurance covering injury, death or disease sustained by employees, in an amount not less than $1,000,000 for disease and $1,000,000 for bodily injury or death by accident; and

(iii) "All risk" property insurance covering loss or damage in an amount not less than the then current replacement cost of the buildings and improvements on the Property, including loss or damage by earthquake in an amount of not less than 100% of the probable maximum loss to the Property, as determined by a professional engineer qualified to make such a determination selected by the Lessee and approved by the Lessor.

Prepared by and upon recording return to:
John R. Grier, Esq.
Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601


                                                                    EXHIBIT A TO
                                                                       THE LEASE


                             LEASE SUPPLEMENT NO. 1
                            (And Memorandum of Lease)

        THIS LEASE SUPPLEMENT NO. 1 (And Memorandum of Lease) (this "Lease Supplement") dated as of September 28, 1998, between WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee, as lessor (the "Lessor"), and PeopleSoft, Inc., a Delaware corporation, as lessee (the "Lessee").

        WHEREAS, the Lessor is the holder of a leasehold interest in the parcels of land described on Schedule 1 hereto and wishes to sublease such Ground Lease Interest and lease all Improvements thereon or which may thereafter be constructed thereon pursuant to the Construction Agency Agreement or the Lease to the Lessee (the Ground Lease Interest and such Improvements being collectively called the "Property");

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1. Definitions; Interpretation. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix 1 to the Master Lease, dated as of September 28, 1998, between the Lessee and the Lessor; and the rules of interpretation set forth in Appendix 1 to the Lease shall apply to this Lease Supplement.

        SECTION 2. The Property. Attached hereto as Schedule I is the description of a certain Ground Lease Interest. Effective upon the execution and delivery of this Lease Supplement by the Lessor and the Lessee, the Property shall be subject to the terms and provisions of the Lease. Subject to the terms and conditions of the Lease, the Lessor hereby leases to the Lessee for the Term (as defined below) of the Lease, the Lessor's interest in the Property, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Term, the Lessor's interest in the Property.

        SECTION 3. Parties and Addresses. The Lease is dated as of September 28, 1998, between the Lessor, whose principal office is at Rodney Square North, 1100
N. Market Street, Wilmington, Delaware 19890 and the Lessee, whose principal office is 4305 Hacienda Drive, Pleasanton, California 94588.
        SECTION 4. Lease Term. The term of the Lease (the "Term") shall begin on September 28, 1998, and shall end on September 28, 2003, unless the Term is renewed or earlier terminated in accordance with the provisions of the Lease. The Lease contains extension options which give Lessee the right, subject to the terms thereof, to extend the term of the Lease.

        SECTION 5. Ownership of the Property. (a) It is the intent of the parties hereto that: (i) the Lease constitutes an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, for purposes of Lessee's financial reporting, and (ii) for purposes of Federal and state income tax, the transaction contemplated hereby and by the Lease is a financing arrangement and preserves ownership in the Property in the Lessee. Accordingly, and notwithstanding any provision of this lease to the contrary, the parties hereto agree and declare that: (i) the transactions contemplated by the Lease are intended to have a dual, rather than single, form; and (ii) all references in the Lease to the "lease" of the Property which fail to reference such duel form do so as a matter of convenience only and do not reflect the intent of parties hereto as to the true form of such arrangements. Nevertheless, the Lessee acknowledges and agrees that neither the Indenture Trustee, the Lessor nor any Participant has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

        (b) Anything to the contrary in the Operative Documents notwithstanding, the Lessor and the Lessee intend and agree that with respect to the nature of the transactions evidenced by the Lease in the context of the exercise of remedies under the Operative Documents, including, without limitation, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, the Lessor or any Participant or any enforcement or collection actions, (i) the transactions evidenced by the Lease are loans made by the Lessor and the Participants as unrelated third party lenders to the Lessee secured by the Property, (ii) the obligations of the Lessee under the Lease to pay Basic Rent and Supplemental Rent or Asset Termination Value in connection with any purchase of the Property pursuant to the Lease shall be treated as payments of interest on and principal of, respectively, loans from the Lessor and the Participants to the Lessee, and (iii) the Lease grants a security interest and mortgage or deed of trust or lien, as the case may be, in the Property to the Lessor and the Participants to secure the Lessee's performance under and payment of all amounts under the Lease and the other Operative Documents.

        (c) Specifically, but without limiting the generality of subsection (b) of this Section 5, the Lessor and the Lessee further intend and agree that, for the purpose of securing the Lessee's obligations for the repayment of the above-described loans from the Certificate Purchaser and the Lenders to the Lessee, (i) the Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code and a real property mortgage or deed of trust; (ii) the conveyance provided for hereby and in Article II of the Lease shall be deemed to be a grant by the Lessee to the Lessor and the Participants of a mortgage lien and security interest in all of the Lessee's right, title and interest in and to the Property and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property (it being understood that Lessee hereby mortgages and warrants and grants a security interest in the Property to the Lessor and the Participants to secure the loans); (iii) the possession by the Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and
(iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Law. The Lessor and the Lessee shall, to the extent consistent with the Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if the Lease and this Lease Supplement were deemed to create a security interest in the Property in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under Applicable Law and will be maintained as such throughout the Term.

        (d) Specifically, without limiting the generality of subsection (a), (b) and (c) of this Section 5, the parties hereto intend and agree that, for purposes of filing federal, state and local returns, reports and other statements relating to income or franchise taxes, or any other taxes imposed upon or measured by income, (i) the Lessee shall be entitled to take any deduction, credit, allowance or other reporting position consistent with its status as owner of the Property; and (ii) neither the Lessor nor any Participant shall take an initial position on its federal, state and local returns, reports and other statements relating to income or franchise taxes that is inconsistent with the Lessee's status as owner of the Property.

        (e) If the transaction evidenced by the Lease and the other Operative Documents can no longer be treated as an operating lease pursuant to GAAP for accounting purposes, all provisions in the Operative Documents limiting the Lessee's obligation to pay the Lease Balance or Asset Termination Value (including the Remarketing Option) on the Expiration Date shall no longer apply. If any such change in accounting treatment shall occur, the Lessee shall enter into such amendments to the Operative Documents as the Lessor or the Required Participants may reasonably request to reflect the foregoing.

        SECTION 6. Lease Events of Default and Remedies. Sections 17.2 through
17.5 of the Lease, which are hereby incorporated by reference, set forth the remedies available to Lessor in the event of a Lease Event of Default. Such remedies include, without limitation, the following provision: "Subject to
Article XXII below, in the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing, and subject to the availability of such remedy under applicable law, then the Lessor and the Lessee agree that the Lessee hereby mortgages and grants to Lessor a Lien against the Property WITH POWER OF SALE, for the purpose of securing all of Lessee's obligations hereunder (including the payment of Basic Rent, Supplemental Rent, the Asset Termination Value and Purchase Option Price) (collectively, the "Obligations")."

        SECTION 7. Purchase Option. Sections 19 and 20 of the Lease contain various purchase options which may be exercised by Lessee during the term of the Lease subject to the terms and conditions of said Sections 19 and 20 of the Lease.

        SECTION 8. Liens. (a) THIS LEASE IS SUPERIOR TO A MORTGAGE IN FAVOR OF ABN AMRO BANK N.V. AS INDENTURE TRUSTEE (THE "INDENTURE TRUSTEE") UNDER THE PARTICIPATION AGREEMENT DATED AS OF SEPTEMBER 28, 1998, AMONG THE LESSEE, THE LESSOR, THE INDENTURE TRUSTEE AND THE PARTICIPANTS, EXCEPT AS AMENDED OR SUPPLEMENTED.

        (b) NOTICE IS HEREBY GIVEN THAT NEITHER THE LESSOR, THE BANK, ANY PARTICIPANT NOR THE INDENTURE TRUSTEE IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANICS'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR IN AND TO THE PROPERTY.

        SECTION 9. Ratification. Except as specifically modified hereby, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect.

        SECTION 10. Original Lease Supplement. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Indenture Trustee therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Lease Supplement (the "Original Executed Counterpart"). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

        SECTION 11. GOVERNING LAW. THE LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

        SECTION 12. Counterpart Execution. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.


                                     WILMINGTON TRUST COMPANY,
                                     not in its individual capacity, but solely as Owner Trustee, as Lessor

                                     By:    ____________________________________
                                     Name:  ____________________________________
                                     Title: ____________________________________


                                     PEOPLESOFT, INC.,
                                     a Delaware corporation, as Lessee

                                     By: _______________________________________
                                         Mark G. Thompson, Treasurer







STATE OF DELAWARE              )
                               )  SS.:
COUNTY OF NEW CASTLE           )


               Before me, the undersigned, a Notary Public within and for the
State and County aforesaid, personally appeared                          , with
whom I am
personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be a of WILMINGTON TRUST COMPANY, the within named bargainor, a corporation, and that he as such , being duly authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such .

               WITNESS my hand and seal, at office, on this the ____ day of September, 1998.


                                                  ______________________________
                                                           Notary Public

My Commission Expires:


_______________________________

STATE OF CALIFORNIA     )
                        )  SS.:
COUNTY OF ALAMEDA       )


               Before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared, Mark G. Thompson, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Treasurer of PEOPLESOFT, INC., the within named bargainor, a corporation, and that he as such Treasurer being duly authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such Treasurer.

               WITNESS my hand and seal, at office, on this the ____ day of September, 1998.


                                                  ______________________________
                                                           Notary Public

My Commission Expires:


_______________________________

THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged as of September 28, 1998.

                                        ABN AMRO BANK N.V., as Indenture Trustee

                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________



                                                                      SCHEDULE 1
                                                   TO THE LEASE SUPPLEMENT NO. 1



                              Property Description

                                                          EXHIBIT B TO THE LEASE


                          [FORM OF EQUIPMENT SCHEDULE]
                             EQUIPMENT SCHEDULE NO.

Forming a part of Master Lease dated as of September 28, 1998 (the "Lease"), between Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee, as Lessor (the "Lessor"), and PeopleSoft, Inc., a Delaware corporation, as Lessee (the "Lessee").

     1. EQUIPMENT. The Equipment leased hereunder shall be as set forth in the schedule attached hereto as Annex A.

               TOTAL PROPERTY IMPROVEMENTS COST:  $____________


     2. TERM. Upon and after the date of execution hereof, the Equipment shall be subject to the terms and conditions provided herein and in the Lease (which is incorporated herein by reference).

     3. RENT. From and after the date hereof, the Basic Rent for said Equipment during the Basic Lease Term shall be payable on the dates and in the amounts set forth in Article III of the Lease which is incorporated herein by reference.

     4. LESSEE CONFIRMATION. Lessee hereby confirms and warrants to Lessor that the Equipment: (a) was duly delivered to Lessee on or prior to the date hereof at the locations specified in Section 5 hereof; (b) has been received, inspected and determined to be in compliance with all applicable specifications and that the Equipment is hereby accepted for all purposes of the Lease; and (c) is a part of the "Equipment" referred to in the Lease and is taken subject to all terms and conditions therein and herein provided.

        5. LOCATION OF EQUIPMENT. The locations of the Equipment are specified on the Schedule of Equipment attached hereto as Annex A.

        6. FINANCING STATEMENTS. Annex B attached hereto specifies the location of all UCC financing statements or other similar documents under applicable law covering the Equipment. Date of Execution: ____________, ____


WILMINGTON TRUST COMPANY,                   PEOPLESOFT, INC.,
not in its individual capacity,             a Delaware corporation
but solely as Owner Trustee

By:    _________________________            By:    _________________________
Name:  _________________________            Name:  _________________________
Title: _________________________            Title: _________________________



                                                                      ANNEX A TO
                                                              EQUIPMENT SCHEDULE


                                    EQUIPMENT



Approved by _____________________________   Page No. ___ of ___ total pages
               (Lessee to initial each
               page)

Attached Bill of Sale dated                 Equipment located at:
_______________, ____

          and                               Street No.

Equipment Schedule No. ___.                 City      County      State      Zip

                 This location is owned, x leased, x mortgaged.


Manufacturer and/or
   Vendor Name &                         Description              Equipment Cost
    Invoice No.






                             See Schedule 1 Attached


                                                                      ANNEX B TO
                                                              EQUIPMENT SCHEDULE


                          FINANCING STATEMENTS COVERING
                                    EQUIPMENT


Secured Party         Statement No.         Filing Date          Filing Location
-------------         -------------         -----------          ---------------



















DOCUMENT NUMBER:  364154.5
SEPTEMBER 28, 1998